UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ARKO Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ARKO Corp.

8565 Magellan Parkway, Suite 400

Richmond, Virginia 23227-1150

To the Stockholders of ARKO Corp.,

You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of ARKO Corp. (the “Company” or “ARKO”) to be held on June 4, 2026, at 10:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast to enable our stockholders to participate from any location around the world that is convenient for them. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ARKO2026.

The matters expected to be acted upon at the Annual Meeting are described in detail in the accompanying Notice of Annual Meeting and proxy statement.

You may cast your vote over the Internet, by telephone, or by completing and mailing a proxy card to ensure that your shares will be represented. Your vote by proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend. Returning the proxy does not deprive you of your right to attend virtually and vote your shares electronically at the Annual Meeting.

Thank you for your continued investment in ARKO.

Arie Kotler
Chairman, President and Chief Executive Officer

ARKO Corp.

8565 Magellan Parkway, Suite 400

Richmond, Virginia 23227-1150

NOTICE OF THE 2026 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of ARKO Corp. (the “Company” or “ARKO”) is to be held on June 4, 2026, at 10:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ARKO2026.

We are holding the Annual Meeting for the following purposes, which are more fully described in the proxy statement accompanying this Notice:

1.
To vote to elect six (6) directors to serve until the annual meeting of stockholders in 2027 or until their respective successors are duly elected and qualified.
2.
To consider and vote on a non-binding advisory resolution regarding the compensation of our named executive officers.
3.
To ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the 2026 fiscal year.
4.
To consider any other business that is properly presented at the meeting and any adjournment or postponement thereof.

You may vote if you were a record owner of our common stock (NASDAQ: ARKO) at the close of business on April 10, 2026.

The Notice of Internet Availability of Proxy Materials (“Notice”), proxy statement and form of proxy are being distributed and made available on the Internet on or about April 20, 2026. As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials electronically or by mail.

Your vote is very important. Stockholders may vote their shares (1) at the virtual Annual Meeting, (2) by telephone, (3) through the Internet in advance, or (4) by completing and mailing a proxy card if you receive your proxy materials by mail. Specific instructions for voting by telephone at 1-800-690-6903 or through the Internet (including voting deadlines) are included in the Notice and in the proxy card. For specific instructions on how to vote your shares, please refer to the instructions on the Notice, in the section titled “INFORMATION ABOUT OUR ANNUAL MEETING” of this Proxy Statement or on the proxy card. Whether or not you expect to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice or the proxy card you received in the mail.

By order of the Board of Directors,

MAURY BRICKS
General Counsel and Secretary

Richmond, Virginia

April 20, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on

June 4, 2026. The Company’s Proxy Statement and Annual Report, provided to Stockholders on or about

April 20, 2026 are available at www.proxyvote.com.

* To be voted on at the meeting

ARKO CORP.

8565 Magellan Parkway, Suite 400

Richmond, Virginia 23227-1150

PROXY STATEMENT

You are receiving this Proxy Statement because you owned shares of common stock, par value $0.0001 (“common stock”), of ARKO Corp., a Delaware corporation, as of April 10, 2026, which entitles you to vote those shares at our 2026 Annual Meeting of Stockholders (the “Annual Meeting”). Our Board of Directors (the “Board”) is soliciting proxies from stockholders who wish to vote their shares at the Annual Meeting. By using a proxy, you can vote even if you do not attend the Annual Meeting. This Proxy Statement describes and provides information about the matters on which you are being asked to vote so that you can make an informed decision. ARKO Corp. is referred to in this document as “ARKO,” “we,” “us,” “our,” and the “Company.”

The Notice of Internet Availability of Proxy Materials (the “Notice”), proxy statement and form of proxy are first being distributed to stockholders and made available to stockholders via the Internet on or about April 20, 2026. Stockholders should review the information contained in this Proxy Statement together with our 2025 Annual Report, which accompanies this Proxy Statement.

Our Internet website and the information contained therein or linked thereto are not incorporated by reference or otherwise made a part of this Proxy Statement.

INFORMATION ABOUT OUR ANNUAL MEETING

When and where is the Annual Meeting?

The Annual Meeting will be held on June 4, 2026, at 10:00 a.m. Eastern Time. The Annual Meeting will be a virtual meeting of stockholders to be held solely as a live webcast over the Internet at www.virtualshareholdermeeting.com/ARKO2026. There will be no physical location for the Annual Meeting.

Why are we holding a virtual Annual Meeting?

We are leveraging technology to hold a virtual Annual Meeting that expands convenient access to, and enables participation by, stockholders from any location around the world. We believe the virtual format encourages attendance and participation by a broader group of stockholders, while also reducing the costs associated with an in-person meeting.

Who may attend the Annual Meeting?

Stockholders of record as of April 10, 2026, which we refer to as the record date, or their duly appointed proxies, and our invited guests are permitted to attend the Annual Meeting.

How can I attend and participate in the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively via live audio webcast. Stockholders of record as of the record date may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ARKO2026. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, proxy card, or voting instruction form. The Annual Meeting will begin promptly at 10:00 a.m. Eastern Time on June 4, 2026. We encourage you to access the virtual meeting website prior to the start time. Online check-in will begin at 9:45 a.m. Eastern Time, and you should allow ample time to ensure your ability to access the meeting.

We will hold our question and answer session with management immediately following the conclusion of the business to be conducted at the Annual Meeting.

You may submit a question at any time during the meeting by visiting www.virtualshareholdermeeting.com/ARKO2026. The Chairman of the meeting has broad authority to conduct the Annual Meeting in an orderly manner, including establishing rules of conduct. A replay of the Annual Meeting will be available on our website at https://www.arkocorp.com after the meeting.

What is the purpose of the Annual Meeting?

The Annual Meeting will be held for the following purposes:

1.
To vote to elect six (6) directors to serve until the annual meeting of stockholders in 2027 or until their respective successors are duly elected and qualified.
2.
To consider and vote on a non-binding advisory resolution regarding the compensation of our named executive officers.
3.
To ratify the appointment of Grant Thornton as our independent registered public accounting firm for the 2026 fiscal year.
4.
To vote on such other business, if any, as may properly come before the meeting and any adjournment or postponement thereof.

How can I vote at the Annual Meeting?

You may vote your shares electronically at the Annual Meeting by using the control number on your Notice, proxy card, or voting instruction form and following the instructions at www.virtualshareholdermeeting.com/ARKO2026. If you have already voted previously by telephone or Internet, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote.

Can I vote by telephone or Internet?

For beneficial stockholders with shares registered in the name of a brokerage firm or bank, a number of brokerage firms and banks are participating in a program that offers telephone and Internet voting options. Stockholders should refer to the voting instruction form provided by their brokerage firm or bank for instructions on the voting methods they offer. Registered stockholders with shares registered directly in their names with our transfer agent, Continental Stock Transfer & Trust Company, will also be able to vote by telephone and Internet. If your shares are held in an account at a brokerage firm or bank participating in this program or registered directly in your name with Continental Stock Transfer & Trust Company, then you may vote those shares by calling the telephone number specified on your proxy or accessing the Internet website address specified on your proxy instead of completing and signing the proxy itself. Submitting a telephonic or Internet proxy will not affect your right to vote electronically at the Annual Meeting should you decide to attend the Annual Meeting. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions, and to confirm that stockholders’ instructions have been recorded properly.

The accompanying proxy card provides instructions on how to vote via the Internet or by telephone.

Who may vote?

The Board set April 10, 2026 as the record date for the Annual Meeting. Holders of ARKO common stock at the close of business on the record date are entitled to vote their shares at the Annual Meeting, and any postponements or adjournments of the Annual Meeting.

There were 112,183,702 shares of our common stock issued and outstanding as of the record date, all of which are entitled to be voted at the Annual Meeting. As described below, approximately 8.7 million shares of common stock issuable upon conversion of one million shares of our Series A Preferred Stock, which are currently non-voting shares, may be entitled to vote at the Annual Meeting if the holders of our Series A Preferred Stock elect to “activate” their voting rights. See “—What are the voting rights of ARKO stockholders?”

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with the SEC rules, we may furnish proxy materials, including this proxy statement and our 2025 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, we are sending the Notice to our stockholders of record and beneficial stockholders as of April 10, 2026, which is the record date for the Annual Meeting. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. The deadline for requesting a printed copy is May 21, 2026 at 5:00 p.m. Eastern Time. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. The Company encourages its stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the cost to the Company associated with the physical printing and mailing of materials.

How can I access the proxy materials over the Internet?

The Notice and proxy card or voting instruction form included with the proxy materials will contain instructions on how to view the proxy materials on the Internet. Electronic copies of this proxy statement and the 2025 Annual Report are available at www.proxyvote.com.

How can I sign up for the electronic proxy delivery service?

The Notice and proxy card or voting instruction form included with the proxy materials will contain instructions on how to request electronic delivery of future proxy materials. Choosing to receive your future proxy materials by email will eliminate the cost of printing and mailing documents. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

What are the voting rights of ARKO stockholders?

Holders of our common stock are entitled to one vote per share on each matter that is submitted to stockholders for approval.

We currently have outstanding one million shares of our Series A Preferred Stock, which are convertible into approximately 8.7 million shares of common stock. Holders of our Series A Preferred Stock are entitled to receive notice of any meeting of our stockholders to the same extent as holders of our common stock; however, shares of our Series A Preferred Stock are currently non-voting shares. Holders of a majority of our issued and outstanding shares of Series A Preferred Stock may elect, on behalf of all holders of Series A Preferred Stock, to “activate” the voting rights of such shares, in which case such shares would vote together as a single class with our common stock on each matter presented to a vote of holders of our common stock, except that each share of Series A Preferred Stock would be entitled to approximately 8.7 votes per share (i.e., equal to the number of shares of common stock into which such share may be converted). The holders of our Series A Preferred Stock have not activated the voting rights of such shares, and we presently have no notice of any intent of such holders to activate the voting rights of such shares.

How do I revoke my proxy and change my vote?

You may change your vote or revoke your proxy at any time before the vote at the Annual Meeting. You may change your vote prior to the Annual Meeting by executing a valid proxy card bearing a later date and delivering it to us prior to the Annual Meeting at ARKO Corp., Attention: Corporate Secretary, 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227. Only your latest dated proxy we receive at or prior to the Annual Meeting will be counted. You may also revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by voting again via the Internet or by telephone. Attendance at the virtual meeting will not by itself revoke a previously granted proxy. If you hold shares in street name and wish to change your vote, you must follow the directions provided by your brokerage or other financial intermediary.

What are the voting recommendations of the Board?

The Board recommends that you vote:

•
FOR the election of each of the director nominees named in this Proxy Statement;
•
FOR approval of a non-binding advisory resolution regarding the compensation of our named executive officers; and
•
FOR ratification of Grant Thornton as the Company’s independent registered public accounting firm for the 2026 fiscal year;

What happens if I submit or return my proxy card without voting?

When you properly submit your proxy, the shares it represents will be voted at the Annual Meeting in accordance with your directions. If not otherwise specified in your proxy, shares of our stock represented by your proxy will be voted:

•
FOR the election of each of the director nominees named in this Proxy Statement;
•
FOR approval of a non-binding advisory resolution regarding the compensation of our named executive officers;
•
FOR ratification of Grant Thornton as the Company’s independent registered public accounting firm for the 2026 fiscal year; and

•
In accordance with the recommendation of our Board of Directors “FOR” or “AGAINST” all other business as may properly be brought before the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

What constitutes a quorum?

The presence at the meeting, virtually or by proxy, of the holders of a majority of the voting power of all outstanding shares of capital stock of the Company as of the record date will constitute a quorum, permitting the conduct of business at the Annual Meeting.

If less than a majority of the outstanding shares of common stock is represented at the Annual Meeting, the chairman of the meeting may adjourn the Annual Meeting to another date, time or place. Notice need not be given of the new date, time or place if announced at the Annual Meeting before an adjournment is taken, unless the Board, after adjournment, fixes a new record date for the Annual Meeting (in which case a notice of the adjourned meeting will be given to stockholders of record on such new record date, each of whom would be entitled to vote at the adjourned meeting).

What if I have technical difficulties or trouble accessing the virtual meeting website during the check-in time or during the Annual Meeting?

Technicians will be available to assist you if you experience technical difficulties accessing the virtual meeting website.

How many votes are needed for the proposals to pass?

Election of Directors

Under our Bylaws, if a quorum is present, the director nominees will be elected by a plurality of the votes of shares present and entitled to vote. Accordingly, the nominees who receive the greatest number of votes cast will be elected.

Stockholders entitled to vote may vote in favor of all nominees or any individual nominee or withhold their votes as to all nominees or any individual nominee.

Approval of a Non-Binding Advisory Resolution Regarding the Compensation of our Named Executive Officers

If a quorum is present, approval requires that a majority of the votes cast at the Annual Meeting are cast “FOR” approval.

Ratification of Grant Thornton as our Independent Registered Public Accounting Firm

If a quorum is present, ratification of the appointment of our independent registered public accounting firm requires that a majority of the votes cast at the Annual Meeting are cast “FOR” ratification.

What is the effect of abstentions?

Proxies received but marked “ABSTAIN” will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum, but abstentions will not have an effect on the outcome of any proposal.

What are “broker non-votes” and what effect do they have on the proposals?

Broker non-votes occur when a broker, bank, or other nominee holds shares in “street name” for a beneficial owner and that nominee does not vote the shares because it (i) has not received voting instructions from the beneficial owner and (ii) lacks discretionary voting power to vote those shares with respect to a particular proposal.

Broker non-votes are counted for purposes of determining the existence of a quorum at the Annual Meeting, but they will have no effect on the outcome of any proposal on which we receive a broker non-vote.

A broker is entitled to vote shares without instructions from the beneficial owner of those shares on “routine” matters, which include Proposal 3 to ratify Grant Thornton as our independent public accounting firm for the 2026 fiscal year. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters, which include Proposals 1 and 2, as described in this Proxy Statement.

If you hold your shares in street name, it is critical that you provide your broker, bank, or other nominee with instructions on how to cast your vote if you want it to count in the election of directors (Proposal No. 1), and with respect to the non-binding advisory resolution regarding the compensation of our named executive officers (Proposal No. 2), as described in this Proxy Statement. If you hold your shares in street name, and you do not instruct your broker, bank, or other nominee how to vote, then they will not be voted for the election of directors, or with respect to the non-binding advisory resolution regarding the compensation of our named executive officers.

If any other routine matters are properly brought before the Annual Meeting, then brokers holding shares in street name may vote those shares in their discretion for any such routine matters.

What is “householding” and how does it work?

The U.S. Securities and Exchange Commission (the “SEC”) rules permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering only one (1) copy of our annual report and this Proxy Statement or the Notice addressed to those stockholders, if consented to by the stockholders. This delivery method, called “householding,” reduces our printing and mailing costs and provides extra convenience for stockholders. Stockholders who participate in householding and who request to receive printed proxy materials will continue to receive separate proxy cards.

Once a stockholder has received notification from its broker that it will be “householding” communications to such stockholder’s address, “householding” will continue until such stockholder is notified otherwise or until such stockholder notifies its broker or us that it no longer wishes to participate in “householding.” A stockholder may revoke such stockholder’s consent by notifying its broker or delivering written notice of such revocation to the Company at ARKO Corp., Attention: Corporate Secretary, 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227. Upon written or oral request of a stockholder at a shared address to which a single copy of this Proxy Statement and 2025 Annual Report or Notice was delivered, we will deliver promptly separate copies of these documents or do so in the future if requested.

How to Submit Stockholder Proposals for Next Year’s Annual Meeting

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our stockholders may present proper proposals for inclusion in our proxy statement and form of proxy and for consideration at the next annual meeting by submitting their proposals to us in a timely manner. Any stockholder of the Company who wishes to present a proposal for inclusion in the proxy statement and form of proxy for action at the 2027 annual meeting of stockholders (the “2027 Annual Meeting”) must comply with our Bylaws and the rules and regulations of the SEC, each as then in effect. Such proposals must be mailed to us at our offices at Attention: Corporate Secretary, 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227. Under the rules of the SEC, any stockholder proposal intended to be included in our proxy statement and presented at the 2027 Annual Meeting must be received no later than December 21, 2026 in order to be considered for inclusion in our proxy statement and form of proxy relating to such meeting. Under our Bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. In order to be timely, we must receive notice of your intention to introduce a nomination or propose an item of business at our 2027 Annual Meeting between February 4, 2027 and March 6, 2027. If we change the date of our 2027 Annual Meeting by more than thirty days before, or more than sixty days after, the one-year anniversary of the Annual Meeting, then the written notice of a stockholder proposal that is not intended to be included in our proxy statement pursuant to Rule 14a-8 must be delivered, or mailed and received, not earlier than the close of business on the 120th day before the 2027 Annual Meeting and not later than the 90th day prior to our 2027 Annual Meeting or, if later, the tenth day following the day on which we first publicly announce the date of the 2027 Annual Meeting. The public announcement of an adjournment or postponement of the 2027 Annual Meeting does not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this proxy statement. You are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominees.

In addition, for stockholder nominees for directors to be considered timely for inclusion on a universal proxy card pursuant to Rule 14a-19 under the Exchange Act, stockholders must provide notice to us no later than April 5, 2027, containing the information required by Rule 14a-19 under the Exchange Act; however, Rule 14a-19’s notice requirement does not override or supersede the longer notice period established by our Bylaws, and the longer time period contained in our Bylaws controls.

If a stockholder notifies us of an intent to present a proposal at the 2027 Annual Meeting at any time after March 6, 2027 (and for any reason the proposal is voted on at that meeting), it will be considered untimely and our proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in our proxy materials.

Who tabulates the votes?

Prior to the Annual Meeting, we will select an inspector of election for the meeting. Such inspector will determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.

Who pays the cost of this proxy solicitation?

The Company is making this solicitation. We pay the cost of soliciting your proxy, and we reimburse brokerage firms and others for forwarding proxy materials to you. Our directors, officers and employees may participate in the solicitation of proxies without additional consideration. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees, and other institutional owners. Our costs for such services, if retained, will not be significant.

DIRECTORS & NAMED EXECUTIVE OFFICERS

Directors & Named Executive Officers

Our amended and restated certificate of incorporation, as amended (the “Amended and Restated Certificate of Incorporation”), provides that our Board consist of no less than three directors. The exact number of directors shall be fixed from time to time by the action of a majority of the entire Board, provided that no decrease in the number of directors shall shorten the term of any incumbent director.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

The names of our directors, executive officers and director nominees and their respective ages, positions, biographies and, in the case of directors, their qualifications to serve as directors, are set forth below.

Name	Age	Position
Maury Bricks	51	General Counsel and Secretary
C. Galagher Jeff	55	Executive Vice President and Chief Financial Officer
Eyal Nuchamovitz	52	Executive Vice President – Business Development and M&A

Director Nominees (1)
Arie Kotler	51	President and Chief Executive Officer and Chairman of the Board
Andrew R. Heyer	68	Lead Independent Director
Sherman K. Edmiston III	63	Director
Yona Fogel	72	Director
Avram Friedman	62	Director
Laura Shapira Karet	57	Director

(1)
Each director nominee has been reviewed and recommended for nomination by our Nominating and Corporate Governance Committee and has consented to serve as a director if elected.

Maury Bricks serves as our General Counsel and Secretary, a position he has held since the closing of our business combination on December 22, 2020 (the “Business Combination”) in which GPM became our wholly owned subsidiary. Mr. Bricks has served as General Counsel and Secretary of GPM Investments, LLC (“GPM”) since January 2013. Mr. Bricks also serves as General Counsel and Secretary of ARKO Petroleum Corp., a controlled subsidiary of ARKO (NASDAQ: APC) (“APC”)), since the formation of APC in July 2025. Prior to joining GPM, from 2005 to 2013, Mr. Bricks was an attorney with Greenberg Traurig, LLP, an international law firm. Before joining Greenberg Traurig, LLP, Mr. Bricks worked in finance for the pipeline and retail natural gas divisions of Shell Oil Company. Mr. Bricks graduated from the University of Texas with both a Bachelor of Business Administration in Finance and a Bachelor of Arts in the Plan II Honors Program; from the London School of Economics and Political Science, with distinction, with a Masters in Accounting and Finance; and from the University of Michigan, magna cum laude, with a Juris Doctorate. Mr. Bricks holds the Chartered Financial Analyst® designation.

Galagher Jeff serves as our Executive Vice President and Chief Financial Officer and as Chief Financial Officer of GPM and of the subsidiaries of APC, positions he has held since December 1, 2025. Before joining ARKO, Mr. Jeff served as Executive Vice President and Chief Financial Officer at Murphy USA, Inc. (NYSE: MUSA) from March 2024 to October 2025. Prior to that, he spent nearly fifteen years in senior finance roles with leading retailers, including Senior Vice President of FP&A, Treasurer, and Chief Transformation Officer at Dollar Tree Stores, Inc. from May 2023 to March 2024, Senior Vice President of Finance and Head of Strategy at Advance Auto Parts, Inc. from February 2020 to May 2023, and multiple Finance, Strategy, and Merchandising leadership roles at Walmart Stores, Inc. from 2014 to 2020. Mr. Jeff also spent a decade-long career in finance and strategy consulting across several organizations, including KPMG LLP and Ernst & Young, LLP. Mr. Jeff has a distinguished academic background, with a Bachelor of Science Electrical Engineering from Mississippi State University, a Master of Science in Engineering from McCormick School of Engineering, Northwestern University, and a Master in in Business Administration from Kellogg Graduate School of Management, Northwestern University.

Eyal Nuchamovitz serves as our Executive Vice President of Business Development and M&A, a position he has held since January 2022. Mr. Nuchamovitz has served as Executive Vice President and a member of the board of managers of GPM since 2012. Prior to joining GPM, Mr. Nuchamovitz served as Chief Executive Officer of Arkos USA LLC, a former affiliate of Arko Holdings, from May 2010 to August 2014, and as the Executive Vice President and Chief Financial Officer of Tarragon Corporation from November 2008 to April 2010. Mr. Nuchamovitz holds a Bachelor of Arts in Accounting and Economics and a Masters in Legal Studies for Graduates in Economics and Accounting.

Director Nominees

Arie Kotler has served as the Chairman and Chief Executive Officer of ARKO since the Business Combination in which GPM became our wholly owned subsidiary, and as President since January 15, 2021. Mr. Kotler has also served as Chief Executive Officer and Chairman of APC, since its formation in July 2025 and as Chief Executive Officer and President of GPM, since September 2011 and April 2015, respectively. From November 2005 through December 2020, Mr. Kotler served as Chairman and Chief Executive Officer of Arko Holdings, Ltd. (“Arko Holdings”), which was a publicly traded company on the Tel Aviv Stock Exchange and GPM’s controlling owner until the Business Combination when it merged with Haymaker Acquisition Corp. II (“Haymaker”) to form ARKO. Through November 2005, Mr. Kotler served as the Chairman of GPM after forming GPM and initiating and managing the acquisition of fas mart and shore stop in 2003. From 2011 to 2014, Mr. Kotler served as a director and, from 2012 to 2014, he served as Chairman of Malrag 2011 Engineering and Construction Ltd., formerly a publicly traded company on the Tel Aviv Stock Exchange. Since 2011, Mr. Kotler has served as Chairman of Ligad Investments & Building Ltd., a corporation which was publicly traded on the Tel Aviv Stock Exchange until it was taken private in January 2013, and which is currently 50% owned by the Company. Through his in-depth knowledge of our business, along with his industry and public company experience, Mr. Kotler is instrumental in setting strategic direction and developing and executing financial and operating strategies.

Andrew R. Heyer, one of our directors since the closing of the Business Combination and our lead independent director since June 2023, served as President and a director of Haymaker from its inception until the closing of the Business Combination. Mr. Heyer has served on the board of directors of APC (the “APC Board”) since February 2026. Mr. Heyer is a finance professional with more than 40 years of experience in investing in the consumer and services industries, and he has advised large private equity firms on leveraged finance strategies. Mr. Heyer was an officer and director of Haymaker Acquisition Corp. 4 before its merger with Suncrete, Inc. (NYSE: RMIX), a pure-play ready-mix concrete company, in April 2026, and he has served on the board since such time. Mr. Heyer was an officer and director of Haymaker Acquisition Corp. I before its merger with OneSpaWorld Holdings (NASDAQ: OSW) in March 2019, where he continues to serve on the board. Mr. Heyer was an officer and director of Haymaker Acquisition Corp. III before its merger with biote, Corp. (NASDAQ: BTMD), a provider of preventative healthcare, in May 2022, and he has served on the board since such time. Since 2010, Mr. Heyer has also served as a board member of The Lovesac Company (NASDAQ: LOVE), a branded retailer of technology-forward furniture. Mr. Heyer is the Chief Executive Officer and founder of Mistral Equity Partners, a private equity fund founded in 2007 that invests in the consumer industry. Previously, Mr. Heyer served on the board of following companies: Coliseum Acquisition Corporation (NASDAQ: MITA), a special purpose acquisition company; Tastemaker Acquisition Corporation (NASDAQ: TMKRU), a special purpose acquisition company; AF Acquisition Corporation (NASDAQ: AFAQ), a special purpose acquisition company; Hain Celestial Group, Inc. (NASDAQ: HAIN), a natural and organic food and products company; XpresSpa Group, Inc. (NASDAQ: XSPA), a health and wellness services company; Insomnia Cookies, a retailer of desserts open primarily in the evening and nighttime; Accel Foods, an incubator and investor in early stage food and beverage companies; Las Vegas Sands Corp., a casino company; El Pollo Loco Holdings, Inc., a casual Mexican restaurant; and Reddy Ice Holdings, Inc., a manufacturer of packaged ice products. Mr. Heyer received his B.Sc. and M.B.A. from the Wharton School of the University of Pennsylvania. We believe that Mr. Heyer is qualified to serve as a director due to his extensive finance, investment and operations experience.

Sherman K. Edmiston III, one of our directors since the closing of the Business Combination. Mr. Edmiston has served as the Managing Member of HI CapM Advisors, Ltd, a firm providing strategic and financial advice to corporations, private equity firms and hedge funds, since August 2016. Mr. Edmiston has also served on the APC Board since February 2026. From November 2009 through December 2015, Mr. Edmiston served as managing Director of Zolfo Cooper LLC (now Alix Partners), where he provided strategic, capital structure and operational advisory services to corporations and investment firms. Mr. Edmiston currently serves on the board of directors of the following companies: GTT Communications, Inc., a multinational provider of telecommunications and internet services; Key Energy Services, Inc., a leading provider of oilfield services in the Permian and Williston Basins and Real Alloy, a market leader in third-party aluminum recycling and specification alloy production for packaging, automobile and aerospace industries. Formerly, Mr. Edmiston served on the board of directors of the following companies, in addition to others: Aludyne, a global supplier of aluminum and iron components for the automotive industry; Arch Resources, Inc. (NYSE: ARCH), a leading producer of metallurgical products for the global steel industry; Continental Global Material Handling, a leading US manufacturer of material handling and conveyor equipment; Harvey Gulf International Marine, LLC, specializing in providing Offshore Supply, Fast Supply, and Multi-Purpose Support Vessels for deepwater operations in the U.S. Gulf of America and abroad; and Mallinckrodt SpecGX LLC (NYSE:MNK), a leading developer and manufacturer of high-quality specialty generic drugs. Mr. Edmiston holds a B.S. in Mechanical Engineering from Arizona State University and an M.B.A. from the University of Michigan. We believe that Mr. Edmiston is qualified as a director because of his strategic planning, financial and board leadership expertise and his experience working with companies undergoing major transitions as a principal investor, investment banker and advisor.

Avram (Avi) Friedman, one of our directors since June 2023 has also served on the APC Board since February 2026. Mr. Friedman was an Adjunct Associate Professor of Business at Columbia Business School from 2021 through January 2025. From 2001 to 2020, Mr. Friedman worked at Davidson Kempner Capital Management LP (“Davidson Kempner”), a global investment management firm with approximately $37 billion in assets under management and over 500 employees across seven global offices. Mr. Friedman was a Managing Member of the firm from 2006 through 2020. During his time at Davidson Kempner, Mr. Friedman co-managed the firm’s credit portfolios, including distressed investments, high yield, convertible arbitrage, real estate and structured products. In addition to portfolio management, Mr. Friedman also served on various investment and risk committees. Prior to Davidson Kempner, Mr. Friedman was a vice president at Nomura Securities Special Situations Investment Trust from 2000 to 2001 and a Director in the Special Situations Group at PricewaterhouseCoopers Securities LLC from 1995 to 2000. Previously, Mr. Friedman was a Director of GPM from 2014 to 2020. Mr. Friedman holds a B.A. in Psychology from York University Toronto, Canada, and a Master of Management (concentration in Finance) from Northwestern University’s Kellogg School of Management. We believe that Mr. Friedman is qualified as a director because of his financial expertise and his experience working with companies as an investment manager and principal advisor.

Laura Shapira Karet, one of our directors since June 2023, has over 30 years of experience in the grocery and consumer products industries. Ms. Karet is currently the Chief Executive Officer and Founder of Who Brew, LLC formed in 2023, a franchisee of the fast-growing 7 Brew brand. From 2012 to 2023, Ms. Karet served as the Chief Executive Officer of Giant Eagle, one of the nation’s largest retailers with approximately 32,000 team members and $11 billion in annual sales. She also served as the chairman of Giant Eagle’s board of directors. From 2000 to 2012, Ms. Karet served in a variety of executive roles at Giant Eagle, including leading merchandising, store operations, the convenience store business, the pharmacy business and strategy. Ms. Karet started the extremely successful GetGo convenience store brand and grew it to approximately 275 stores. During her tenure at Giant Eagle, Ms. Karet was noted for a variety of innovations, including enhancing manufacturing and fresh food production capabilities that led to expanded product offerings. She also focused on applying next generation technologies such A.I., robotics, and automation to retail, e-commerce, customer behavior and supply chains to streamline operations in stores and online. Prior to joining Giant Eagle, Ms. Karet was a marketing executive at the Sara Lee Corporation from 1997 to 2000 and a brand manager at the Procter & Gamble Company from 1990 to 1997, where she oversaw such household names as Secret antiperspirant, Folgers coffee, and Crisco. Ms. Karet is a Trustee for the Brookings Institution and the Committee for Economic Development and she serves on the board of the Crane Group, Inc., a fourth generation family office operating several diversified companies. She is also a member of the Council on Foreign Relations. Ms. Karet holds a bachelor’s degree in English from Amherst College. We believe that Ms. Karet’s significant retail experience provides our Board with an important resource with respect to our store operations, marketing and merchandising.

Yona Fogel has served as a director since December 2025. Mr. Fogel has more than three decades of experience as an executive in Israel’s banking, energy, and industrial sectors. Mr. Fogel currently focuses on entrepreneurial initiatives in the energy and financial sectors, leveraging his deep operational and strategic experience to build and advise innovative ventures in these fields. In December 2020, Mr. Fogel co-founded and since then serves as Vice Chairman of Med-Red Land Bridge Ltd., a strategic infrastructure venture established in partnership with National Holding of the United Arab Emirates to develop energy and logistics connectivity between the Mediterranean and the Red Sea. From 2007 to 2020, Mr. Fogel served as Chief Executive Officer of Paz Oil Group (“Paz”), Israel’s largest integrated energy company. During his tenure, he also served as Chairman of several of its key subsidiaries, including Paz Ashdod Refinery. Prior to joining Paz, Mr. Fogel held senior leadership roles at Bank Leumi, one of Israel’s leading financial institutions. Over a period of 15 years, he served as executive vice president and head of the retail banking division, overseeing all domestic branch operations, mortgage banking, and digital channels. He also served as Chairman of Leumi Card, the bank’s credit card subsidiary, and was responsible for the operations of the Arab-Israeli Bank, a wholly owned subsidiary of Bank Leumi. In these roles, he led wide-ranging modernization and growth initiatives across the bank’s retail and consumer-finance businesses. Mr. Yona Fogel holds a Bachelor’s Degree in Psychology from Bar-Ilan University, Israel and a Master’s Degree in Psychology from the Hebrew University of Jerusalem, Israel. We believe that Mr. Fogel is qualified as a director because of his financial expertise and his experience working with energy and convenience store companies.

Board Diversity. While we do not currently have a formal diversity policy with respect to Board composition, the Board believes it is important for the Board to have gender, racial and ethnicity diversity along with diversity of knowledge base, professional experience and skills. The Nominating and Corporate Governance Committee takes these qualities into account when considering director nominees for recommendation to the Board. We believe diversity enhances our effectiveness.

Family Relationships

None.

Involvement in Certain Legal Proceedings

Our directors and named executive officers are not parties to any material legal proceedings.

CORPORATE GOVERNANCE

Overall Role of the Board

Pursuant to the Company’s Bylaws and the Delaware General Corporation Law, our business and affairs are managed under the direction of our Board. Directors are kept informed of the Company’s business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

The Board has adopted Corporate Governance Guidelines (the “Guidelines”) that contain general principles regarding the responsibilities and function of our Board and Board Committees. The Guidelines are available at: www.arkocorp.com under Governance. The Board has also adopted a Code of Business Conduct and Ethics that applies to the Company’s directors, officers, employees and certain designated agents, in accordance with applicable rules and regulations of the SEC and Nasdaq. Our Code of Business Conduct and Ethics is available at: www.arkocorp.com under Governance.

Board Leadership Structure

Arie Kotler serves as President and Chief Executive Officer and Chairman of the Board.

The Company’s Bylaws provide that the position of Chief Executive Officer and Chairman of the Board may be held by the same person. The Chief Executive Officer is the individual selected by the Board to have general supervision of the affairs of the Company and general control of all of its business subject to the ultimate authority of the Board. The Board believes that its leadership structure is appropriate in the context of the Company’s specific circumstances, including Mr. Kotler’s long-standing knowledge of the Company’s business and his industry and public company experience.

To provide independent Board oversight of the Company and its operations and strategies, the Board has appointed an independent director to serve as Lead Independent Director who, among other things, chairs all executive sessions of independent directors and generally provides leadership to, and fosters coordination among, our independent directors, enabling them to better fulfill their role of bringing outside, non-management perspectives to the Board. The Board’s independent directors select the Lead Independent Director based upon the recommendation of the Nominating and Corporate Governance Committee. Mr. Andrew Heyer has served as our Lead Independent Director since June 2023.

Our Lead Independent Director:

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Presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;
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Sets the agenda for executive sections of independent directors and briefs the Chairman on issues discussed;
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Has the authority to call meetings of the independent directors in his discretion;
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Serves as a liaison between our Chairman, on the one hand, and our independent directors, on the other;
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Consults with the Chairman on Board schedules and meeting agendas;
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Advises the Chairman as to the quality, quantity and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the Board to effectively, and responsibly, perform their duties;
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Makes himself available for consultation with major stockholders;
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Has the authority to retain outside advisors and consultants who report directly to the Board; and
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Provides support and guidance to the Chairman, as needed.

Risk Oversight. One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also has the responsibility to review with management the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements, and review the adequacy and effectiveness of our internal controls over financial reporting. Our Nominating and Corporate Governance Committee is responsible for periodically evaluating our Company’s corporate governance policies and systems in light of the governance risks that our Company faces and the adequacy of our Company’s policies and procedures designed to address such risks and also for oversight of our environmental, social and governance (“ESG”) planning and initiatives.

Cybersecurity Risk Oversight. Our Audit Committee maintains a special cybersecurity subcommittee (the “Cybersecurity Subcommittee”), which performs the regular oversight of cybersecurity threats and reporting and is tasked with oversight of our annual cybersecurity assessment of key cybersecurity risks. The Board’s oversight of cybersecurity risks, including through the Cybersecurity Subcommittee, includes receiving periodic reports from GPM’s Chief Information Officer (“CIO”) and other information technology team members on various cybersecurity matters, including risk assessments, mitigation strategies, areas of emerging risks, incidents and industry trends, and other areas of importance.

The Board has adopted cybersecurity processes to formalize company-wide procedures related to identifying, managing and assessing cybersecurity threats. Such processes are regularly reviewed by the Board and updated from time to time as appropriate. In the event of a cybersecurity incident which is potentially material, the CIO must report such incident to the Company’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), General Counsel and the chair of the Cybersecurity Subcommittee, and these executives and Board member determine whether, based on materiality or potential materiality, to report the cybersecurity incident to the Cybersecurity Subcommittee, which subcommittee makes a determination if such cybersecurity incident requires a public filing.

Insider Trading Policy. We have adopted an insider trading policy (the “Insider Trading Policy”) which governs the purchase, sale and/or any other dispositions of our securities by us, our directors, officers and employees and is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable exchange listing standards. A copy of the Insider Trading Policy has been filed with Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 25, 2026 (the “2025 Annual Report on Form 10-K”).

Corporate Governance Guidelines. Our Board strongly supports effective corporate governance and has developed and followed a program of strong corporate governance. Our Nominating and Corporate Governance Committee is responsible for overseeing our guidelines and reporting and making recommendations to the Board concerning corporate governance matters. Our guidelines are published on our website at www.arkocorp.com and are available in print to any stockholder who requests them from our Secretary.

Director Independence. Our Board undertook a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board has determined that the Board meets all independence standards under the applicable rules and regulations of the SEC and the listing standards of Nasdaq. The Board has affirmatively determined that the following directors are “independent” as defined in the listing standards of Nasdaq: Sherman K. Edmiston III, Yona Fogel, Avram Friedman, Andrew R. Heyer, and Laura Shapira Karet. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section in this proxy statement titled “Certain Relationships and Related Party Transactions.”

Code of Ethics. Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our CEO, CFO and other executive and senior financial officers. The full text of our Code of Business Conduct and Ethics is available on our website. We intend to provide amendments or waivers to our Code of Business Conduct and Ethics for any of our directors and principal officers on our website within four business days after such amendment or waiver. The information on our website is not intended to form a part of or be incorporated by reference into this Proxy Statement.

AI Tools Policy. In 2025, we adopted an Artificial Intelligence Tools Policy applicable to all employees governing the use of artificial intelligence (“AI”) technologies, including large language models and generative AI tools. The policy has designated a Company-wide approved AI tool, set a process to have additional AI tools approved, and generally prohibits the use of Company information with unapproved AI tools. Use of unauthorized AI tools or failure to verify AI output may result in disciplinary action, up to and including termination.

Board Meetings. The Board meets regularly during the year and holds special meetings and acts by unanimous written consent whenever circumstances require. During the year ended December 31, 2025, the Board held 14 meetings and conducted certain business by unanimous consent. According to our guidelines, our independent Directors also regularly meet in executive sessions without management participation.

During 2025, each director attended at least 75% of the meetings of the Board and committees on which he or she served.

All of our directors are encouraged to attend our Annual Meeting of stockholders. All of our directors, other than one former director, attended the 2025 annual meeting of stockholders (the “2025 Annual Meeting”).

Board Committees.

In 2025, our Board had standing Audit, Compensation and Nominating and Corporate Governance Committees. Each of these committees reports to the Board as it deems appropriate and as the Board may request. The composition, duties and responsibilities of these committees are set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

The table below provides current committee membership information and the number of meetings held in fiscal year 2025:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Sherman K. Edmiston III		X	Chair
Andrew R. Heyer	Chair
Yona Fogel		X	X
Avram Friedman	X	Chair
Laura Shapira Karet	X		X
	8 meetings held	11 meetings held	6 meetings held

Audit Committee. Our Audit Committee consists of Andrew R. Heyer, Avram Friedman and Laura Shapira Karet, with Mr. Heyer serving as the chair since June 5, 2025. The Audit Committee provides assistance to our Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent registered public accounting firm and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The Audit Committee also oversees the audit efforts of our independent registered public accounting firm and takes those actions as it deems necessary to satisfy itself that the independent registered public accounting firm is independent of management. All members of our Audit Committee meet the requirements for independence of Audit Committee members under applicable SEC and Nasdaq rules, and all such members meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. In addition, Mr. Heyer qualifies as our “Audit Committee financial expert,” as such term is defined in Item 407 of Regulation S-K.

Our Board has adopted a written charter for the Audit Committee, which is available on our website at: www.arkocorp.com under Governance. The information on our website is not intended to form a part of or be incorporated by reference into this Proxy Statement.

The Report of the Audit Committee, which is set forth in this Proxy Statement, further describes the Audit Committee’s responsibilities and its recommendation with respect to our audited consolidated financial statements for the year ended December 31, 2025.

Compensation Committee. Our Compensation Committee of the Board (the “Compensation Committee”) consists of Sherman K. Edmiston III, Avram Friedman and Yona Fogel, with Mr. Friedman serving as the chair since December 12, 2025. The Compensation Committee determines our general compensation policies and the compensation provided to our officers. The Compensation Committee also makes recommendations to our Board regarding director compensation. In addition, the Compensation Committee reviews and determines unit-based compensation for our directors and officers and administers our equity incentive plans. Our Compensation Committee also oversees our corporate compensation programs. Each member of our Compensation Committee is independent, as defined under the Nasdaq listing rules, and also satisfies Nasdaq’s additional independence standards for Compensation Committee members. Each member of our Compensation Committee is a non-employee director (within the meaning of Rule 16b-3 under the Exchange Act).

The Compensation Committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members, when the Compensation Committee deems it appropriate to do so in order to carry out its responsibilities. In carrying out its responsibilities, the Compensation Committee shall be entitled to rely upon the advice and information that it receives in its discussions and communications with management and such experts, advisors and professionals with whom the Compensation Committee may consult.

Our Board has adopted a written charter for the Compensation Committee, which is available on our website at: www.arkocorp.com under Governance. The information on our website is not intended to form a part of or be incorporated by reference into this Proxy Statement.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee consists of Sherman K. Edmiston III, Yona Fogel, and Laura Shapira Karet, with Mr. Edmiston serving as the chair. The Nominating and Corporate

Governance Committee is responsible for identifying individuals qualified to become Board members, consistent with criteria approved by the Board, with the goal of creating a balance of knowledge, experience and diversity, recommending that the Board select the director nominees for election at each annual meeting of stockholders, recommending to the Board criteria for Board and committee membership, developing and recommending to the Board a set of Corporate Governance Guidelines and reviewing and reassessing the adequacy of such guidelines annually and recommending any proposed changes to the Board, overseeing periodic evaluations of the Board and its committees, exercising sole authority to retain and terminate any search firms that are to be used by the Company to assist in identifying director candidates and reviewing and discussing with the Board corporate succession plans for the CEO and other key officers of the Company.

Our Nominating and Corporate Governance Committee is also responsible for oversight of the Company’s ESG policy and activities, which includes oversight of the implementation of ESG policy that we adopted on July 9, 2022, review and assessment of the adequacy of such policy and related procedures and workplans, and external reporting on ESG matters and the Company’s overall ESG program. During the course of 2025, our Nominating and Corporate Governance Committee received regular updates and held multiple discussions with management and outside experts as part of the oversight on our ESG workplans and the reporting of ESG matters in our 2024 Sustainability Report. For additional information see “Environmental, Social and Governance” below.

Each member of our Nominating and Corporate Governance Committee is independent as defined under the Nasdaq listing rules.

Our Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our website at: www.arkocorp.com under Governance. The information on our website is not intended to form a part of or be incorporated by reference into this Proxy Statement.

Director Nominations. The Nominating and Corporate Governance Committee may solicit recommendations for the Board from any or all of the following sources: non-management directors, the CEO, other executive officers, third-party search firms, or any other source it deems appropriate, including stockholders. The Nominating and Corporate Governance Committee will evaluate all such proposed director candidates in the same manner, with no regard to the source of the initial recommendation of such proposed director candidate. In identifying and evaluating proposed director candidates, the Nominating and Corporate Governance Committee considers, in addition to the minimum qualifications and other criteria for Board membership, all facts and circumstances that it deems appropriate or advisable, including, among other things:

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The skills of the proposed director candidate.
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His or her depth and breadth of business experience.
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Whether the nominee would help achieve a mix that represents a diversity of background and experience, inclusive of gender, race, ethnicity, age, gender identity, gender expression and sexual orientation or other background characteristics.
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His or her independence.
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The needs of the Board.

The Nominating and Corporate Governance Committee will consider candidates recommended by ARKO’s stockholders pursuant to written applications submitted to ARKO Corp., 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227, Attention: Corporate Secretary. The Secretary of the Company will forward all recommendations to the Nominating and Corporate Governance Committee.

The information required to be included in any such recommendation for directors is set forth in our Bylaws. Although we have not adopted a formal written policy regarding the consideration of candidates recommended by ARKO’s stockholders, the Nominating and Corporate Governance Committee considers director candidates recommended by stockholders in light of our Bylaws and the general qualifications and specific qualities and skills established by the Nominating and Corporate Governance Committee, as described above. Without limiting the requirements contained in our Bylaws, (i) as to each person whom the stockholder proposes to nominate for election as a director, such stockholder must provide (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the person and (d) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice, such stockholder must provide (a) the name and record address of such stockholder as they appear on the Company’s books and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (b) the class or series and number of shares of capital stock of the Company that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (c) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (d) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (e) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Environmental, Social and Governance (“ESG”). In 2022, we adopted an ESG policy, designed under the auspices of our management and approved by the Nominating and Corporate Governance Committee, which guides our ESG governance and activity and provides guidelines for addressing ESG issues. Our goal is to manage the environmental impact of our operations and incorporate sustainable management practices in our daily operations to enhance performance and value creation. We want all employees to thrive while promoting ESG practices throughout the business. For our customers, we strive to create inviting, safe spaces in our stores. We are committed to good governance. We think and act for the long-term, and we understand that governance, environmental stewardship and social responsibility are important aspects of our business and are taken very seriously by our many stakeholders.

Guided by our ESG policy, we published our 2024 Sustainability Report in July 2025 (the “2024 Sustainability Report”) which included the following highlights:

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In 2024, we achieved near-complete coverage of refrigerant usage tracking and incorporating this into routine maintenance recording and enhanced our environmental risk management as part of our broader proactive environmental management practices.
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We strengthened our engagement with our packaging and food vendors on their sustainability efforts.
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We launched an enhanced onboarding program, designed to improve our training and development opportunities.
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In 2024, the average training and development per employee was 47.7 hours.
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In 2024, almost 90% of the coffee sold in our stores was sustainably sourced, almost doubling its share of total sales compared to 2023 (calculation is based on the percentage of sustainable coffee purchased out of total coffee purchased).
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In 2024, over 55% of packaging procured for our store operations was composed of recycled or sustainable materials.
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In 2024, the number of sites offering electric vehicle charging grew by 1.6 times (total of 111 charging ports).

In 2025, we continued our dedication to executing workplans that support ongoing improvement, innovation, and responsible growth.

As part of our ongoing commitment to strengthening ARKO’s sustainability practices, in early 2026 we conducted a materiality validation process to validate ARKO’s list of material topics for 2026 and the following years. The key topics identified through this process will be published in our next Sustainability Report, to ensure a transparent basis for disclosure and to strengthen stakeholder trust.

For more information about our ESG program, policy, and our 2024 Sustainability Report, please visit https://arkocorp.com/company-information/responsibility.

Management Succession. As reflected in our Nominating and Corporate Governance Committee Charter, one of the Board’s primary responsibilities includes planning for CEO succession and monitoring and advising on management’s succession planning for other key officers of the Company, with the goal of establishing an effective succession plan. The Board also discusses management succession in meetings, including during sessions held by the Company’s non-management directors. Our Nominating and Corporate Governance Committee has identified individuals who would be able to undertake the CEO’s duties on an interim basis if necessary.

Communications with the Company and the Board. All interested parties, including stockholders, may communicate with the Company or our Board by letter addressed to ARKO Corp., 8565 Magellan Parkway, Suite 400, Richmond, VA 23227, Attention: Secretary or by e-mail to Investor Relations, Investors@gpminvestments.com.

Interested parties may also communicate with our Board by calling (804) 730-1568 in the United States. This centralized process assists our Board in reviewing and responding to communications in an appropriate manner. If an interested party would like the letter to be forwarded directly to the Chairman, or if no Chairman is listed, the members of the standing committees of the Board, he or she should so indicate. If no specific direction is indicated, the Secretary of the Company will review the letter and forward it to the appropriate Board member(s).

Corporate Governance Documents. Our website is at www.arkocorp.com. Please visit our website under the section captioned “Governance” for the following:

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Committee Charters (Audit, Nominating and Corporate Governance, and Compensation),
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Corporate Governance Guidelines, and
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Code of Business Conduct and Ethics.

These materials may also be requested in print by writing to our Corporate Secretary at ARKO Corp., 8565 Magellan Parkway, Suite 400, Richmond, VA 23227.

Certain Relationships and Related Party Transactions

Voting Letter Agreement. In connection with the transactions contemplated by the agreement pursuant to which we consummated the Business Combination (the “Business Combination Agreement”), Arie Kotler, Morris Willner (who served on our Board until January 1, 2024 and is a beneficial owner of more than 5% of outstanding common stock) and Vilna Holdings (a trust established by Mr. Willner over which he does not exercise or share investment control) entered into a letter agreement (the “Voting Letter Agreement”). Pursuant to the Voting Letter Agreement, until the seventh anniversary of the Business Combination closing (i.e. December 2027), each of Mr. Willner and Vilna Holdings (each, a “Willner Party”) are obligated to vote, or cause to be voted, all shares of our common stock owned beneficially or of record, whether directly or indirectly, by such Willner Party or any of its affiliates, or over which such Willner Party or any of its affiliates maintains or has voting control, directly or indirectly, at any annual or special meeting of our stockholders, in favor of Arie Kotler if he is a nominee for election to our Board.

Registration Rights. Upon the closing of the Business Combination, we entered into a registration rights agreement with certain holders of our securities. Pursuant to the terms of the registration rights agreement, we filed a registration statement to register the resale of certain of our securities held by such holders. The registration rights agreement also provides for certain “demand” and “piggy-back” registration rights, subject to certain requirements and customary conditions.

Sponsor Support Agreement. Concurrently with the execution of the Business Combination Agreement, we entered into the Sponsor Support Agreement (the “Sponsor Support Agreement”) with Haymaker Sponsor II LLC (the “Sponsor”), and for purposes of Section 6 and Section 12 thereof, Andrew R. Heyer and Steven J. Heyer, pursuant to which, among other things, the Sponsor, Andrew R. Heyer and Steven J. Heyer (each, a “Specified Holder”) have agreed to vote, or cause to be voted, all shares of our common stock owned beneficially or of record, whether directly or indirectly, by such Specified Holder or any of its affiliates, or over which such Specified Holder or any of its affiliates maintains or has voting control, directly or indirectly, in favor of Arie Kotler if he is a nominee for election to our Board from the Business Combination closing date for a period of up to seven years following such date (i.e. up to December 2027), subject to certain exceptions.

In connection with the Business Combination, pursuant to the Sponsor Support Agreement 4,200,000 shares of our common stock that would have otherwise be issuable to the Sponsor were deferred (subject to certain triggering events as set forth in the Business Combination Agreement). Of such shares, only 2,200,000 remain potentially issuable, as the condition with respect to 2,000,000 shares was not, and can no longer be, satisfied.

Related Party Transaction Policy. Our related party transaction policy provides that officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with us without the prior review of the Audit Committee; in the event any director or member of the Audit Committee has an interest in the subject transaction, such director will recuse herself or himself from any discussion or vote regarding such transaction. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to the Audit Committee for review, consideration, and approval. In approving or rejecting the proposed transactions, the Audit Committee will take into account all of the relevant facts and circumstances available.

We entered into all of the transactions described in this section entitled “Certain Relationships and Related Party Transactions” prior to the adoption of our related party transaction policy, which we adopted shortly after the closing of the Business Combination.

Our Relationship with APC

In February 2026, in conjunction with APC’s initial public offering, we and APC entered into the following agreements that govern our ongoing business relationships and operational arrangements.

•
Management Services Agreement. A management services agreement pursuant to which we perform or arrange for a broad range of services for APC’s benefit, including support in the areas of operations, human resources, payroll and benefits administration, finance and accounting, financial and public company reporting, information technology, legal, real estate management, executive services and general administrative services. The scope of the services may be modified by mutual agreement of the parties and the related fees are generally based on cost allocations, usage or other metrics, plus reimbursement of direct expenses.
•
Omnibus Agreement. An amended and restated omnibus agreement which provides for a long-term, exclusive fuel supply relationship between us and APC and also governs how acquisitions and other accretive opportunities will be allocated among the parties. If opportunities arise for either GPM or APC to acquire convenience stores, wholesale motor fuel distribution contracts, dealer locations, fleet fueling locations, or related fuel distribution assets, GPM will be offered the opportunity to acquire the convenience store businesses, while APC will be offered the opportunity to acquire wholesale, fleet fueling and supply-related businesses, at a purchase price that the parties negotiate in good faith.
•
Employee and Intercompany Matters Agreement. An employee and intercompany matters agreement (the “Employee and Intercompany Matters Agreement”) that governs the allocation of employee benefit and compensation plans, and certain shared obligations between us and our affiliates, including that all of APC subsidiaries will continue to be covered by joint insurance policies, except with respect to directors and officers insurance (which directors and officers insurance APC has purchased directly). In addition, the Employee and Intercompany Matters Agreement granted APC subsidiaries a non-transferable, non-exclusive, royalty-free license to use the “GPM” name and related marks.
•
Fuel Distribution Agreement. A third amended, restated and consolidated fuel distribution agreement with certain of APC’s subsidiaries (the “Fuel Distribution Agreement”), which regulates the exclusive distribution of branded and unbranded gasoline, diesel fuel, ethanol, biodiesel and kerosene for convenience stores and gasoline facilities operated by our subsidiaries. The Fuel Distribution Agreement establishes pricing based on the applicable rack price plus a fixed adder, together with applicable taxes, fees and surcharges.
•
Tax Matters Agreement. A tax matters agreement that governs our and APC’s respective rights, responsibilities and obligations with respect to certain tax matters.

Additionally, there are various real estate agreements amongst our subsidiaries and APC pursuant to which our subsidiaries lease, sublease or are co-tenants with respect to various properties used in APC’s business operations.

Any transaction or arrangement involving a potential conflict of interest between us and APC will be reviewed by the APC Board’s conflicts committee in accordance with its charter, which provides, among other things, that the committee consist of at least two directors who may or may not be directors, officers, or employees of ARKO and must meet the independence standards established by Nasdaq and the Exchange Act to serve on an audit committee of a board of directors.

STOCK OWNERSHIP

The following table sets forth information known to us regarding beneficial ownership of common stock as of April 10, 2026 by:

•
each person known by us to be the beneficial owner of more than 5% of outstanding common stock;
•
each of our named executive officers and directors; and
•
all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, all shares subject to options, warrants and restricted stock units held by such person or entity were deemed outstanding if such securities are currently exercisable, or exercisable or would vest based on service-based vesting conditions within 60 days of April 10, 2026, assuming that the liquidity event vesting conditions had been satisfied as of such date. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

The beneficial ownership of our common stock is based on 112,183,702 shares of our common stock outstanding as of April 10, 2026.

Unless otherwise indicated, we believe that each person named in the table below has sole voting and investment power with respect to all shares of common stock beneficially owned by him or her.

Name and Address of Beneficial Owner (1)	Common Shares Beneficially Owned	Percentage of Common Shares Beneficially Owned
Greater than 5% Stockholders:
Arie Kotler (2)	23,068,144	20.3%
Morris Willner (3)	9,996,277	8.9%
Entities affiliated with Davidson Kempner Capital Management LP (4)	23,139,671	20.6%
Entities affiliated with MSD Partners, L.P. (5)	8,680,556	7.2%

Named Executive Officers and Directors:
Arie Kotler (2)	23,068,144	20.3%
Andrew R. Heyer (6)	953,312	*
Sherman K. Edmiston III (7)	98,808	*
Avram Friedman (7)	122,077	*
Laura Shapira Karet (7)	67,369	*
Yona Fogel (7)	15,927	*
Maury Bricks	197,841	*
Eyal Nuchamovitz	243,500	*
Galagher Jeff	40,000	*

All current Directors and Executive Officers as a group (9 persons)	24,806,978	21.9%

* Less than 1%

(1)
Unless otherwise noted, the business address of each of these stockholders is c/o ARKO Corp., 8565 Magellan Parkway, Suite 400, Richmond, VA 23227.
(2)
The shares listed as being owned by Arie Kotler include 9,452,636 shares held by KMG Realty LLC of which Mr. Kotler is the sole shareholder and member and the sole and exclusive beneficiary. Includes 1,306,682 shares issuable upon the exercise of stock options awarded under our equity compensation plans that are currently exercisable or will become exercisable within 60 days.
(3)
Share ownership based solely on information provided by Mr. Willner to the Company on March 31, 2026. Based on his Schedule 13D/A filed on March 1, 2024, Mr. Willner’s address is 31 Ocean Reef Drive, C101-156 Key Largo, FL 33037.

(4)
The shares listed as being owned by Davidson Kempner are held of record by GPM Owner LLC, a Delaware limited liability company. Davidson Kempner Capital Management LP, a Delaware limited partnership and a registered investment adviser with the SEC, is responsible for the voting and investment decisions of, and acts as the investment manager to, GPM Owner LLC. The address of the principal business office of GPM Owner LLC is c/o Davidson Kempner Capital Management LP, 9 West 57th Street, 29th Floor, New York, NY 10019.
(5)
Includes 8,680,556 shares issuable upon conversion of the Company’s Series A Preferred Stock. Based on information reported in the Schedule 13G/A filed on November 14, 2024, shares are held of record by MSD Special Investments Fund, L.P., a Delaware limited partnership, MSD SIF Holdings, L.P., a Delaware limited partnership, MSD Credit Opportunity Master Fund, L.P., a Cayman Islands exempted limited partnership, MSD PCOFMAS2 SPV, LLC., a Delaware limited liability company, MSD PCOF2-BC2, LLC, a Delaware limited liability company, and MSD SBAFLA SPV, LLC., a Delaware limited liability company (collectively, the “MSD Funds”). MSD Partners, L.P. (“MSD Partners”) is the investment manager of, and may be deemed to beneficially own the securities beneficially owned by, the MSD Funds. MSD Partners (GP), LLC (“MSD GP”) is the general partner of, and may be deemed to beneficially own the securities beneficially owned by, MSD Partners. Gregg R. Lemkau maintains investment discretion over this investment and therefore may be deemed to beneficially own securities beneficially owned by MSD GP. Each of MSD Partners, MSD GP, and Gregg R. Lemkau disclaims beneficial ownership of such securities. The address of the principal business office of the MSD Funds is c/o MSD Partners, L.P., 1 Vanderbilt Avenue, 26th Floor, New York, NY 10017.
(6)
Beneficial ownership of 953,312 presented in the table (x) includes (i) 605,331 shares of our common stock held by Mr. Andrew R. Heyer, (ii) 179,649 shares of our common stock held by Heyer Investment Management, LLC, and (iii) 168,332 restricted stock units granted to Mr. Andrew R. Heyer (see footnote 7 below), and (y) excludes (i) 1,205,156 Deferred Shares to be issued to Mr. Andrew R. Heyer upon the occurrence of certain events, and (ii) 507,434 Deferred Shares to be issued to Heyer Investment Management, LLC upon the occurrence of certain events. Mr. Andrew R. Heyer is the managing member of Heyer Investment Management, LLC and has voting and dispositive power of the securities held by such entity. Accordingly, Mr. Andrew R. Heyer may be deemed to have or share beneficial ownership of such securities.
(7)
Represents restricted stock units issued to directors that are fully vested but cannot be settled until the earlier of (a) the applicable director ceasing to be a director of the Company and (b) a change of control of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC reports of ownership of, and transactions in, our equity securities. Except as set forth below, to our knowledge, based solely on a review of copies of such reports that we received, our records and written representations received from our directors, executive officers and certain of those persons who own greater than 10% of any class of our equity securities, all applicable Section 16(a) filing requirements were complied with on a timely basis for the year ended December 31, 2025.

Delinquent Section 16(a) Reports

Robb Giammatteo, who served as Executive Vice President and Chief Financial Officer until October 10, 2025, filed a late
Form 3 on March 7, 2025, reflecting an event date of January 2, 2024.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains information as of December 31, 2025 with respect to compensation plans under which any of our equity securities are authorized for issuance. This table includes information as of December 31, 2025 with respect to our equity securities under the ARKO Corp. 2020 Incentive Compensation Plan (as amended, the “2020 Plan”), which was approved by our stockholders in connection with the Business Combination and is our only equity compensation plan.

At the 2024 annual meeting of stockholders, the Company’s stockholders approved an increase in the number of shares authorized for issuance under the 2020 Plan from 12,413,166 shares to 23,770,000 shares.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted- average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
	(a)		(b)		(c)
Equity compensation plans approved by securityholders	10,554,485	(1)	9.03	(2)	9,207,641	(3)
Equity compensation plans not approved by securityholders	—		—		—
Total	10,554,485		9.03		9,207,641

(1)
Includes (i) stock options to purchase 1,306,682 shares and (ii) 9,247,803 shares of restricted stock (including 2,562,398 shares of restricted stock under outstanding performance-based restricted stock units, which represents the maximum amount of additional shares that may be issued above the target amount for the 2024 and 2025 performance-based restricted stock awards).
(2)
Weighted average exercise price of 1,306,682 outstanding options.
(3)
Amount is reduced by 2,562,398 shares of restricted stock under outstanding performance-based restricted stock units, which represents the maximum amount of additional shares that may be issued above the target amount for the 2024 and 2025 performance-based restricted stock awards.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis (“CD&A”) provides information regarding our 2025 executive compensation program and decisions for the following current or former executive officers, or NEOs:

•
Arie Kotler, Chairman, President and Chief Executive Officer
•
Galagher Jeff, Executive Vice President and Chief Financial Officer (effective from December 1, 2025)
•
Maury Bricks, General Counsel and Secretary
•
Eyal Nuchamovitz, Executive Vice President, Business Development and M&A
•
Jordan Mann, former Interim Chief Financial Officer (effective October 10, 2025 to November 30, 2025)
•
Robb Giammatteo, former Executive Vice President and Chief Financial Officer (until October 10, 2025)

EXECUTIVE COMPENSATION PROGRAM

Executive Compensation Objectives and Philosophy

Our executive compensation strategy is guided by four core guiding principles: alignment to stakeholders; performance focused; competitive; and simple and transparent.

Our primary executive compensation objectives are to:

•
Attract, retain and motivate executives who are capable of advancing the Company’s mission and strategy; and
•
Reward executives in a manner aligned with the Company’s financial performance.

To achieve our objectives, we deliver executive compensation to the NEOs through a combination of the following components:

•
base salary;
•
cash bonus opportunities;
•
equity compensation, including performance-based equity; and
•
broad-based employee benefits.

Our long-term incentive (“LTI”) awards (which may be granted in the form of shares, stock options, time-based restricted stock units (“RSUs”), performance-based restricted stock units (“PSUs”) or a combination thereof) consists of equity awards linked to Company performance and long-term value creation in an effort to align the interests of the NEOs with our stockholders as described in below, and time-based equity awards intended to foster share ownership that aligns the NEO’s long-term interests with stockholders of the Company. We primarily grant LTI equity in the form of time-based RSUs and PSUs, which awards are designed to attract and retain individuals with the qualifications to manage and lead the Company by motivating such persons to develop professionally and contribute to the achievement of our financial and operational goals. We believe in placing a meaningful portion of the compensation package at risk through the grant of PSUs which align recipients’ long-term interests with those of our stockholders by tying a greater portion of our executives’ compensation to the achievement of our long-term strategic plan and goals, complemented with grants of RSUs, which are designed to promote retention and executive continuity.

In order to strengthen stockholder alignment, in 2025, we revised our compensation policy for certain of our middle management employees to provide for an equity bonus program in lieu of a cash bonus program. These equity bonuses generally vest only after one year and contain EBITDA targets (as defined below) similar to those applicable to our NEOs.

We primarily use EBITDA as the performance metric for the PSUs issued to NEOs and cash bonuses paid to NEOs, except that our CEO is subject to multiple performance metrics in addition to EBITDA. The performance level is measured versus our Board-approved Annual Budgeted EBITDA (as defined below). This performance metric is also used as the financial performance metric for certain corporate-level and field-level employee cash bonuses. We chose EBITDA as the performance metric for the PSUs because we believe that it is a key indicator of our operating performance and a strong equity valuation metric.

“EBITDA” is defined as GPM’s net income plus interest, taxes, depreciation & amortization, (gain)/loss on disposal of assets, impairment charges, acquisition and divestiture costs, other noncash items, and unusual or nonrecurring items. We chose this definition because GPM was our primary operating entity through 2025.

“Annual Budgeted EBITDA” is defined as budgeted EBITDA for a fiscal year as approved by the Board within the first 60 days of the fiscal year to which it relates, as may be adjusted by the Board, within its discretion, for mergers and acquisitions, store closures and similar extraordinary non-recurring items.

We believe that actual EBITDA is the most relevant performance metric at this point of time for our executives, because (i) we believe EBITDA reflects the Company’s core performance and operational results, (ii) EBITDA is influenced, in part by the efforts of our executives to enhance sales, grow margin and reduce cost and expenses, and (iii) EBITDA is a metric reviewed by our investors when evaluating our Company.

For 2020 through 2025, we did not use total shareholder return (“TSR”) as a relevant metric for measuring our executive officers’ performance, other than in 2024 and 2025 for awards granted to Mr. Kotler and in 2023 through 2025 for awards granted to Mr. Mann, because we believe that we have only a limited number of publicly traded peers with similar characteristics and to which we could compare our TSR as a means of determining executive compensation.

Compensation Determination Process; Role of Compensation Consultant and Management

The Compensation Committee, on behalf of the Board, discharges the Board’s responsibilities relating to compensation of the Company’s directors and executive officers, oversees the Company’s overall compensation structure, policies and programs, and reviews the Company’s processes and procedures for the consideration and determination of director and executive compensation.

The primary objective of the Compensation Committee is to develop and implement compensation policies and plans that ensure the attraction and retention of key management personnel, the motivation of management to achieve the Company’s corporate goals and strategies, and the alignment of the interests of management with the long-term interests of the Company’s stockholders.

At the beginning of each year, the Board approves the Annual Budgeted EBITDA, which is then used as a metric for our equity LTI and cash awards to our NEOs. The Board periodically reviews the approved Annual Budgeted EBITDA to determine whether adjustments are appropriate as a result of mergers and acquisitions, store closures and similar extraordinary non-recurring items.

Pursuant to its charter, the Compensation Committee is authorized to, and has direct responsibility for, the appointment, compensation and oversight of the work of any compensation consultant retained by the Compensation Committee. For the 2025 fiscal year, the Compensation Committee engaged Mercer (US) as its independent compensation consultant to assist with our 2025 compensation program. Mercer (US) has served as the Compensation Committee’s independent compensation consultant since 2021. The Compensation Committee assessed the independence of Mercer (US) pursuant to SEC rules prior to this latest engagement and did not identify any conflict of interest that would prevent it from independently advising the Compensation Committee.

In 2025, the compensation consultant attended selected Compensation Committee meetings and advised the Compensation Committee on the following matters, among others: executive compensation peer group review; design and development of performance measures for the CEO Target Bonus (as defined below) and LTI, and advice on the terms of individual employment agreements for executives.

Early each year, the Compensation Committee approves equity awards and cash bonuses for the NEOs (other than Mr. Kotler). The awards to the other NEOs are based on recommendations of the CEO, which are based in part on (i) the CEO’s assessment of these executives’ contribution to the Company and the need to retain these executives, and (ii) prior year award amounts.

The Compensation Committee additionally considers other factors in making decisions on executive pay adjustments, including individual and company performance, experience, time in position and for roles other than the CEO, the recommendations of the CEO.

In 2024, the Compensation Committee reviewed an evaluation prepared by the compensation consultant that included detailed review of the compensation program including base salary, total cash compensation (salary and annual incentives), and total direct compensation (salary, annual incentives, and long-term incentives). To conduct this analysis, the compensation consultant compared the current incumbents’ compensation against published benchmark surveys, scoped to reflect participants of similar size companies.

ARKO Corp. 2020 Incentive Compensation Plan

Our equity awards are granted under the 2020 Plan, which is administered by the Compensation Committee. The 2020 Plan was originally approved by our stockholders in December 2020, and upon approval by our stockholders at the 2024 annual meeting of stockholders, amended to increase the number of shares issuable thereunder.

RSUs provide the award recipient the right to receive, upon the vesting date of such RSUs, one share of common stock for each vested RSU. Each RSU vests in accordance with the schedule determined at the time of grant, subject to the grantee’s continued employment or service through the vesting date.

PSUs provide the award recipient the right to receive, upon the vesting date of such PSUs, one share of common stock for each vested PSU. PSUs generally vest (or fail to vest) at the end of a three-year performance period, based on the performance metrics specified in the Form PSU Agreement, subject to the additional requirement that the grantee remain in continuous service through the vesting date.

Stock options provide non-qualified stock options to purchase shares of common stock, subject to the vesting of such stock options, at an applicable exercise price per share.

Compensation Elements

The following is a discussion and analysis of each component of our executive compensation program for 2025, as well as relevant information with respect to bonuses paid in prior years.

Below are the target compensation elements for our NEOs for 2025, excluding Messrs. Jeff and Mann who served for a short period of time in 2025:

As depicted above, compensation for our NEOs has a substantial performance-based component intended to align the interests of the NEOs with those of our stockholders. For 2025, the base salary and time-based equity components represented 46% of the total compensation for our CEO and between 53% and 68% for our other NEOs, other than Messrs. Jeff and Mann, as set forth in the Summary Compensation Table below. For 2024, the base salary and time-based equity components represented 51% of the total compensation of our CEO and between 35% and 65% for our other NEOs.

Base Salary

Annual base salaries compensate our NEOs for fulfilling the requirements of their respective positions and provide them with a predictable and stable level of cash income relative to their total compensation.

In December 2025, Mr. Kotler received an annual base salary increase of 3.0%, and, in April 2025, Mr. Nuchamovitz and Mr. Giammatteo (our former CFO) received an annual base salary increase of 3.0% and Mr. Bricks received an annual base salary increase of 11.1%. Mr. Jeff’s 2025 base salary was set in his employment agreement entered into in November 2025, according to which his base salary will be reviewed by the Compensation Committee at least annually for merit increases starting on or around March 2027.

Bonuses

CEO Target Bonus

Pursuant to Mr. Kotler’s employment agreement, he is entitled to an annual bonus opportunity with a target equal to 150% of his current base salary (the “CEO Target Bonus”), based on satisfaction of performance criteria established by the Compensation Committee. In April 2025, the Compensation Committee determined that Mr. Kotler’s CEO Target Bonus for 2025 was to be based on certain key performance measures that included merchandise contribution, achieving our site conversion strategy goals (dealerization), stock price and EBITDA. For 2025, the Compensation Committee determined that the threshold for payout would be 50% of the CEO Target Bonus and the maximum would be 150% of the CEO Target Bonus. The actual payout for 2025 as approved by the Compensation Committee was $1,267,687 (67.5% of the CEO Target Bonus). For 2024, Mr. Kotler declined to receive a $795,497 CEO Target Bonus to which he was entitled because no cash bonuses were paid to other executives for 2024 performance, with the exception of the fixed quarterly bonus paid to Mr. Bricks as described below (which bonus is more akin to salary and has since been eliminated in favor of an increase in Mr. Bricks’s base salary).

Annual Cash Performance Bonus

We believe that aligning annual cash bonuses for our other NEOs with the Company’s performance (our “Annual Cash Performance Bonuses”) serves the primary objectives of our compensation philosophy by providing a direct short-term cash incentive tied to our financial performance to retain and motivate executives in a manner that we believe complements our LTI awards.

The Company grants Messrs. Bricks and Nuchamovitz an Annual Cash Performance Bonus instead of a portion of their equity LTIs, which is subject to the same metrics as our EBITDA-based PSUs. The bonus is earned and payable, if at all, consistent with the performance results and associated payout percentages for the PSUs for each applicable individual year. The amount of the Annual Cash Performance Bonus, if any, earned each year is paid annually at or shortly after the time the results for the preceding year are approved by the Compensation Committee.

Pursuant to Mr. Jeff’s employment agreement, he is entitled to an Annual Cash Performance Bonus, commencing January 1, 2026, with a target of 62% of his current base salary, based on satisfaction of performance criteria to be established for each bonus period by the Compensation Committee in its sole discretion.

Pursuant to Mr. Giammatteo’s employment agreement, he was entitled to an Annual Cash Performance Bonus of up to 50% of his current base salary, based on satisfaction of performance criteria to be established by the Compensation Committee in its sole discretion for each bonus period. For 2025, the eligibility for this bonus was based on Annual Budgeted EBITDA performance. Due to Mr. Giammatteo’s termination of employment in October 2025, no such bonus was paid.

We believe that basing the Annual Cash Performance Bonus on the same performance metrics as our PSUs with the same payout percentage further aligns our NEOs’ interests with development within our existing operational and strategic metrics while providing a cash incentive to complement our equity LTIs.

Discretionary Bonus

Pursuant to their respective employment agreements, Messrs. Nuchamovitz and Bricks may be awarded discretionary bonuses from time to time. No such bonuses were paid in 2025 and 2024.

Fixed Quarterly Bonus

Pursuant to his employment agreement, through April 2025, Mr. Bricks was entitled to a fixed quarterly bonus, which has since been eliminated and incorporated as a part of Mr. Bricks’s salary. Please see “— Employment Agreements” below.

Long-Term Incentives (LTIs)

The long-term incentive award target (“LTI Target”) for Mr. Kotler was 350% of his base salary. The LTI Target for our other NEOs, excluding Mr. Jeff, for 2025 was 140% – 260% of their respective base salaries.

The 2025 equity grants were made with a mix of performance-based and time-based awards, as set forth in the Grant of Plan-Based Awards Table. In 2025, the other NEOs’ LTI, except for Mr. Giammatteo and Mr. Mann, consisted of 50% RSUs and 50% PSUs. For Mr. Giammatteo, in 2025, the Company granted awards consisting of 19% RSUs and 81% in PSUs. For Mr. Mann, in 2025, the Company granted awards consisting of 40% RSUs and 60% in PSUs. Mr. Jeff was not entitled to any equity awards in 2025.

These equity grants are driven primarily by a market survey data for similar-sized companies reviewed by the Compensation Committee’s independent consultant in November 2021 and the lack of historical equity grants to any NEOs before 2021.

From 2021 through 2023, the Compensation Committee granted Mr. Kotler stock options designed to align his pay opportunity with stock price appreciation. As described below, in 2024, the Compensation Committee determined, in lieu of such stock options, to begin granting Mr. Kotler PSUs with performance criteria based on our stock price achieving certain targets over a three-year period. We believe such PSUs and stock options align Mr. Kotler’s incentives with investor focus on our stock price.

The PSUs have three-year cliff vesting, and the RSUs and stock options vest ratably over three years. We believe these vesting periods are consistent with market practices and promote retention.

We believe our 2025 LTI awards provided market-aligned long-term incentive opportunities.

Performance-based Restricted Stock Units

PSU grants for NEOs, which are primarily based on the EBITDA performance metric, vest at the end of a three-year performance period. The payout of shares earned, if any, is at the end of the three-year cycle, provided the recipient continues to be employed by the Company as of the end of such performance period. The determination of the actual number of shares issued is based on the greater of (a) the sum of the PSUs earned for each of the three fiscal years during the performance period based on actual EBITDA compared to the Annual Budgeted EBITDA for each such year or (b) the average of actual EBITDA compared to the Annual Budgeted EBITDA for the three fiscal years with a cap applied at 110% when averaging each year.

The following table shows the threshold and target achievement levels of the Annual Budgeted EBITDA and the corresponding payout levels to the NEOs for each of the years 2023 through 2025. Payout levels between the stated levels of achievement increase in 5% increments for each additional percentage of the Annual Budgeted EBITDA achieved, up to the target level.

Performance Metric and PSU payout level:	Threshold	Target	Maximum
Annual Budgeted EBITDA	90%	100%	110% or over
Payout Level	50%	100%	150%

In 2025, we achieved approximately 100% of Annual Budgeted EBITDA, and in 2025, the Compensation Committee accordingly determined the target for the year had been reached. This applied to (i) all PSUs granted as part of the 2023 LTI, the 2024 LTI and the 2025 LTI, and (ii) the NEOs Annual Cash Performance Bonus earned and payable for 2025.

In addition to PSUs with vesting tied to EBITDA, in 2024 and 2025, the Compensation Committee granted Mr. Kotler and Mr. Mann PSUs with vesting tied to stock price targets to be achieved by December 31, 2026 and December 31, 2027, respectively, in order to more closely tie a portion of their pay to stock price performance.

We believe that the above awards are in-line with the market practices, are tied to Board approved annual budgets and performance targets, and calibrate the threshold and maximum to investor expectations.

No Payment of Dividends on Unvested Stock Awards

We do not grant to recipients any rights, benefits, or entitlements with respect to the shares corresponding to the awards granted (including no rights to receive any dividend) unless and until those shares are vested.

Incentive Compensation Clawback Policy

All our award agreements include a “clawback” provision which permits the Company to recoup equity or other compensation provided under the applicable plan or otherwise in accordance with any Company policies to the extent that the Company, in its discretion, determines to be necessary or appropriate to comply with any clawback policy.

In November 2023, in accordance with the final clawback policy rules adopted by the SEC and Nasdaq, the Board adopted a clawback policy, which was filed with the SEC as Exhibit 97.1 to our 2023 Annual Report on Form 10-K (the “Clawback Policy”). The Clawback Policy is administrated by our Board or, if so designated by the Board, the Compensation Committee, and generally provides for the mandatory recovery of erroneously awarded excess “incentive-based compensation” from all current and former covered executives, as defined in our Clawback Policy, which is inclusive of our NEOs, in the event the Company is required to prepare an accounting restatement of our financial statements due to our material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the then current period or left uncorrected in the then current period. Such mandatory recovery applies to all such excess compensation received by a covered executive officer during the three completed fiscal years immediately preceding the earlier of (i) the date that the Board, a committee of the Board or authorized officer concluded (or reasonably should have concluded) that the

Company is required to prepare such an accounting restatement and (ii) the date a legally authorized body directs the Company to prepare an accounting restatement and any transition period (that results from a change in the Company’s fiscal year) of less than nine months within or immediately following those three completed fiscal years. The administrator of the Clawback Policy may designate additional persons as subject to such mandatory recovery provisions and may designate other persons as subject to the Clawback Policy, but for whom recovery of such compensation is subject to the discretion of the administrator.

Benefits and Perquisites

Tax Gross-Ups

We do not provide tax gross-ups with respect to any element of compensation.

Employee Benefit Plans

NEOs are eligible to participate in our employee benefit plans, including our medical, disability and life insurance plans, in the case of our NEOs other than Mr. Kotler, on the same basis as all of our other employees. The Company also pays the employee portion of group medical coverage for Mr. Kotler. The employee benefit plans are designed to assist in attracting and retaining skilled employees critical to our long-term success. We also maintain a 401(k) plan for the benefit of our eligible employees, including the NEOs, as discussed below.

The Company does not maintain enhanced health or retirement benefits for its executives and does not permit excessive perquisites to its NEO.

401(k) Plan

We maintain a retirement savings plan, or 401(k) plan, open to all employees from their first day at work, that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Under the 401(k) Plan, eligible employees may defer up to 75% of their compensation subject to applicable annual contribution limits imposed by the Internal Revenue Code of 1986, as amended (the “Code”), and limits imposed by non-discrimination testing. Our employees’ pre-tax contributions are allocated to each participant’s individual account and participants are immediately and fully vested in their contributions. We match a portion of employee contributions according to the 401(k) plan (subject to Internal Revenue Service limits and non-discrimination testing). For 2025, the matching contribution was 50% of the first 6% of eligible contributions made by the participants for such plan year. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. We made matching contributions of approximately $1.4 million to the 401(k) Plan during the year ended December 31, 2025.

Non-Qualified Deferred Compensation

We offer a select group of management and key employees, including the NEOs, who contribute materially to the Company’s continued growth, development and future business success an opportunity to defer a portion of their compensation (in the form of salary and bonuses) under our Non-Qualified Plan, or NQP. We made matching contributions of approximately $0.2 million to the NQP during the year ended December 31, 2025 related to all participants.

Pension Benefits

We do not maintain any pension benefit or retirement plans other than the 401(k) plan.

Employment, Severance and Change in Control Agreements

We consider maintenance of a strong management team essential to our success. To that end, we recognize that the uncertainty that may exist among management with respect to their “at-will” employment with us could result in the departure or distraction of management personnel to the Company’s detriment. Accordingly, we determined that severance arrangements are appropriate to encourage the continued attention and dedication of certain members of its management team and to allow them to focus on the value to equity holders of strategic alternatives without concern for the impact on their continued employment. See “Potential Payments upon Termination or Change in Control” for a discussion of certain rights of the NEOs upon termination of their employment or upon the occurrence of certain events.

Employment Agreements

Kotler Employment Agreement

On September 8, 2020, we entered into an employment agreement with Mr. Kotler pursuant to which Mr. Kotler serves as our Chief Executive Officer. The agreement currently extends annually for additional one-year terms, unless either we or Mr. Kotler give at least 120 days’ prior notice of non-extension. Under the terms of the employment agreement, Mr. Kotler is entitled to the following:

•
An annual base salary of $1,080,000, to be increased by at least 3% on an annual basis (subject to an annual review by the Compensation Committee for increase (but not decrease));
•
A target bonus opportunity equal to 150% of the executive’s current base salary, based on satisfaction of performance criteria to be established by the Compensation Committee;
•
An annual long-term-incentive award having a fair market value (as reasonably determined by the Board or the Compensation Committee) equal to 350% of the executive’s then base salary in effect as of the date of the grant with the type of the long-term incentive award, and the terms and conditions thereof, determined by the Compensation Committee, in its discretion;
•
An expense reimbursement for all reasonable business expenses actually paid or incurred by the executive during the term of employment, including first class air travel, hotel and other travel-related expenses, including for any and all related travel between our principal place of business in Richmond, Virginia and employee’s principal residence in Miami-Dade, Florida; and
•
Participation in all medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans, and all other plans as are offered by us to our executive personnel, including savings, pension, profit-sharing and deferred compensation plans, subject to the general eligibility and participation provisions set forth in such plans.

Jeff Employment Agreement

On November 14, 2025, we entered into an employment agreement with Mr. Jeff, who has served as Executive Vice President and Chief Financial Officer, since December 1, 2025. Mr. Jeff's employment agreement provides for an initial term of three years, which term will automatically extend for successive one-year terms unless the Company or Mr. Jeff gives at least 90 days' prior notice of non-extension. Under the terms of the employment agreement, Mr. Jeff is entitled to the following:

•
An annual base salary of $650,000, which amount is subject to periodic review by the Compensation Committee, at least annually starting on or around March 2027, for merit increases;
•
An annual short-term incentive bonus with a target of 62% of current base salary, based on satisfaction of performance criteria to be established for each bonus period by the Compensation Committee in its sole discretion (for avoidance of doubt, Mr. Jeff is not entitled to any bonus with respect to calendar year 2025);
•
Annual long-term incentive compensation which includes (i) time-based LTI Awards having a fair market value on the grant date equal to $333,333 and (ii) performance-based LTI Awards having a fair market value on the grant date equal to $666,667; the type of LTI Award, the terms and conditions thereof, and the grant date shall be determined by the Compensation Committee, in its discretion;
•
A monthly car allowance of $600; and
•
Participation in customary employee benefit plans and in the NQP.

Giammatteo Employment Agreement

We had entered into an employment agreement with Mr. Giammatteo, our former Executive Vice President and Chief Financial Officer which provided for an initial term of three years. Under the terms of the employment agreement, Mr. Giammatteo was entitled to the following:

•
An annual base salary of $725,000 (which amount was subject to periodic review by the Compensation Committee for increase (but not decrease));
•
Annual short-term incentive bonus of up to 50% of the current base salary, based on satisfaction of performance criteria established for each bonus period by the Compensation Committee in its sole discretion;
•
Annual long-term incentive compensation which includes (i) time-based awards equal to $250,000 and (ii) performance-based awards equal to $1,062,125; the type of long-term awards, the terms and conditions, and the grant date was determined by the Compensation Committee, in its discretion;

•
In addition to the foregoing, and to partially account for foregone severance from Mr. Giammatteo’s immediately prior employer, when Mr. Giammatteo’s initial grants were first issued in 2024 under the Company’s normal grant cycle, 111,792 PSUs (the “Special LTI Award”);
•
A monthly car allowance of $600; and
•
Participation in customary employee benefit plans and in the NQP.

Mr. Giammatteo’s tenure as Executive Vice President and Chief Financial Officer concluded on October 10, 2025.

Bricks Employment Agreement

Pursuant to the terms of the employment agreement, dated January 3, 2020, between GPM and Mr. Bricks, as amended, Mr. Bricks has agreed to serve as GPM’s General Counsel. The agreement currently extends annually for additional one-year terms, unless either GPM or Mr. Bricks gives at least 90 days’ prior notice of non-extension. Under the terms of the employment agreement, Mr. Bricks is entitled to the following:

•
An annual base salary of $395,000 (increased commencing from April 1, 2025 and subject to discretionary review by the CEO for increase (but not decrease));
•
A signing bonus of $50,000;
•
A monthly car allowance of $600;
•
A quarterly bonus of $10,000; however, pursuant to a February 25, 2025 amendment, this bonus, which had been subject only to Mr. Bricks’s continued employment, has been eliminated, and Mr. Bricks’s base salary has been increased by an equivalent amount commencing from April 1, 2025;
•
Participation in the 2020 Incentive Plan;
•
Discretionary bonus (as determined by the CEO or Board); and
•
Participation in customary employee benefit plans and in the NQP.

Nuchamovitz Employment Agreement

Pursuant to the terms of the employment agreement dated January 1, 2020, between GPM and Mr. Nuchamovitz, Mr. Nuchamovitz serves as Executive Vice President of GPM. The agreement currently extends annually for additional one-year terms, unless either GPM or Mr. Nuchamovitz gives at least 90 days’ prior notice of non-extension. Under the terms of the employment agreement, Mr. Nuchamovitz is entitled to the following:

•
An annual base salary of $555,000 (subject to discretionary review by the CEO for increase (but not decrease));
•
A signing bonus of $100,000;
•
A monthly car allowance of $600;
•
Participation in the 2020 Incentive Plan;
•
Discretionary bonus (as determined by the CEO or Board); and
•
Participation in customary employee benefit plans and in the NQP.

Our Anti-Hedging Policy

As provided by our Insider Trading Policy, we prohibit our directors, executive officers and certain designated employees from engaging in hedging, short sales, trading in publicly traded put or call options or trading on margin involving our securities.

Our Pledging Policy

Pursuant to our Insider Trading Policy, we require pre-notification if any of our directors, executive officers and certain designated employees wish to pledge Company securities as collateral for a loan (or modify an existing pledge). Our Insider Trading Policy provides that the securities subject to such a pledge shall be subject to all of our other restrictions on trading in the Company’s securities. As of December 31, 2025, no shares were pledged by our directors and executive officers.

Compensation-Related Risk Assessment

Our Compensation Committee assesses and monitors whether any of our compensation policies and programs is reasonably likely to have a material adverse effect on our Company. The Compensation Committee and management do not believe that the Company presently maintains compensation policies or practices that are reasonably likely to have a material adverse effect on the Company’s risk management or create incentives that could lead to excessive or inappropriate risk taking by employees. In reaching this conclusion, the Compensation Committee considered all components of our compensation program and assessed any associated risks. The Compensation Committee also considered the various strategies and measures employed by the company that mitigate such risk, including: (i) the overall balance achieved through our use of a mix of cash and equity, annual and long-term incentives and time and performance-based compensation; (ii) our use of multi-year vesting periods for equity grants; (iii) award caps on our equity awards and variable incentive cash compensation awards to our officers; and (iv) the oversight exercised by the Compensation Committee over the performance metrics and results under the 2020 Plan.

Consideration of Stockholder Advisory Vote on Executive Compensation

We are presenting our stockholders with a non-binding advisory proposal to approve the compensation of our NEOs. The Compensation Committee considers the results of the advisory votes on executive compensation together with the Company’s compensation philosophy, as described in this CD&A, when considering executive compensation arrangements, including any changes to the executive compensation program. At the 2025 Annual Meeting, approximately 74% of the votes cast by our stockholders voted to approve, on an advisory basis, the compensation of the NEOs described in the proxy statement for the 2025 Annual Meeting. We considered this approval by the stockholders and determined that we would not make any material modifications to the compensation arrangements for the NEOs. The next non-binding advisory vote to approve the executive compensation of our NEOs will be held at the Annual Meeting. Please see Proposal 2 contained in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation.

Sherman K. Edmiston III, Yona Fogel (since December 1, 2025), Avram Friedman, Michael J. Gade (until June 5, 2025) and Steven J. Heyer (until December 12, 2025) served on the Company’s Compensation Committee in 2025. During fiscal year 2025, no interlocking relationship existed between our Board or Compensation Committee and the board of directors or compensation committee of any other entity, nor has any interlocking relationship existed in the past. None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees.

COMPENSATION COMMITTEE REPORT

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a filing.

The Compensation Committee has reviewed and discussed the CD&A contained in this Proxy Statement with management. Based on that review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement.

The following independent directors, who comprise the Compensation Committee, provide this report:

COMPENSATION COMMITTEE

Avram Friedman (Chair)

Sherman K. Edmiston III

Yona Fogel

COMPENSATION TABLES

Summary Compensation Table

The following table sets forth the compensation earned or received by the NEOs for services rendered during the fiscal years ended December 31, 2025, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Arie Kotler,	2025	1,216,575	—	2,995,620	—	1,267,687	14,213	5,494,095
Chairman, President, Chief Executive Officer and Director	2024	1,181,139	—	2,804,317	—	795,497	14,213	4,795,166
	2023	1,146,731	—	2,673,511	1,336,754	885,128	6,445	6,048,569
Galagher Jeff, (5)	2025	55,205	—	—	—	—	674	55,879
Executive Vice President and Chief Financial Officer
Jordan Mann, (6)	2025	270,296	—	431,830	—	—	375	702,501
Interim Chief Financial Officer
Robb Giammatteo, (7)	2025	573,268	—	801,532	—	—	6,151	1,380,951
Executive Vice President and Chief Financial Officer	2024	723,024	—	2,042,127	—	—	27,496	2,792,647
Maury Bricks,	2025	552,297	10,000	580,320	—	200,000	25,015	1,367,632
General Counsel and Secretary	2024	476,960	40,000	950,004	—	—	24,610	1,491,574
	2023	430,594	140,000	950,004	—	50,000	26,636	1,597,234
Eyal Nuchamovitz,	2025	696,013	—	580,320	—	150,000	28,754	1,455,087
Executive Vice President	2024	676,027	—	950,004	—	—	29,658	1,655,689
	2023	656,273	100,000	1,150,004	—	50,000	32,443	1,988,720

(1)
The amounts shown in this column represent the discretionary bonuses earned by Messrs. Bricks and Nuchamovitz in 2023 and the $10,000 quarterly bonuses earned by Mr. Bricks in 2025 (only for the first quarter), 2024 and 2023. See “Bonuses” for a discussion of such bonuses.
(2)
The amounts in these columns reflect the aggregate grant date fair value of stock or option awards, as applicable, granted and computed in accordance with ASC 718, Compensation-Stock Compensation. For a discussion of the assumptions relating to these valuations, see Note 19 – Share-Based Compensation to our audited financial statements included in Item 8 of our 2025 Annual Report on Form 10-K. The amounts for the performance-based restricted stock units included in the stock awards column reflect the grant date fair value computed in accordance with FASB ASC Topic 718 based upon the probable outcome of the performance conditions as of the grant date. The number of stock awards granted in 2025 excluding the awards labeled “Performance-Based Restricted Stock Units - Stock Price” in the Grants of Plan-Based Awards table below, were determined based on the average stock price of the 60 days prior to the grant date. The number of stock awards granted to Mr. Kotler on April 16, 2024 was determined based on the fair value of these awards as of February 29, 2024, which was the grant date of the stock awards to the other NEOs. Assuming the highest level of performance achievement as of the grant date, the aggregate grant date fair value of the performance-based restricted stock granted in 2025 would have been: Mr. Kotler—$2,502,053; Mr. Mann—$321,974; Mr. Giammatteo —$973,222; Mr. Bricks—$435,240; and Mr. Nuchamovitz—$435,240.
(3)
The amounts shown in this column represent the CEO Target Bonus earned by Mr. Kotler in 2025, 2024 and 2023, and Annual Cash Performance Bonuses earned by Messrs. Bricks and Nuchamovitz in 2025 and 2023. Mr. Kotler declined to receive the $795,497 CEO Target Bonus to which he was entitled for 2024 performance because no cash bonuses were paid to our other executives for the year. See “Bonuses” and “Annual Cash Performance Bonus” for a discussion of such amounts.
(4)
The amounts shown in this column include the amount the Company paid for the employee-paid portion of group medical coverage for Mr. Kotler in 2025, 2024 and 2023, 401(k) matching contributions for Messrs. Bricks and Nuchamovitz in 2024 and 2023 and Mr. Nuchamovitz in 2025, matching contributions made under the NQP for Mr. Giammatteo in 2024 and Messrs. Bricks and Nuchamovitz in 2025, 2024 and 2023, imputed income for group term life insurance for Mr. Kotler for 2025, 2024 and 2023 and for Mr. Mann for 2025, and imputed income for group term life insurance and car allowances for Mr. Jeff for 2025, Mr. Giammatteo for 2025 and 2024, and for Messrs. Bricks and Nuchamovitz for 2025, 2024 and 2023. NEOs were also provided with group life insurance and group medical coverage that are not included in the table above with the exception of Mr. Kotler’s group medical coverage insurance (reflected above), because they are provided under broad-based, non-discriminatory benefit plans.
(5)
Mr. Jeff became Chief Financial Officer on December 1, 2025 and was not a NEO in prior years.

(6)
Mr. Mann served as interim Chief Financial Officer from October 10, 2025 to November 30, 2025 and was not a NEO in prior years.
(7)
Mr. Giammatteo served as Chief Financial Officer from January 2, 2024 through October 10, 2025 and was not a NEO in 2023.

Grants of Plan-Based Awards

This table provides supplemental information relating to grants of plan-based awards made to NEOs relative to 2025.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name/Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)		All Other Stock Awards; Number of Shares of Stock or Units (#)		All Other Option Awards; Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($) (5)
Arie Kotler
CEO Target Bonus		939,033	1,878,065	2,817,098
Restricted Stock Units	3/5/2025										312,373	(3)			1,327,585
Performance-Based Restricted Stock Units	3/12/2025				78,093		156,186		234,279						602,878
Performance-Based Restricted Stock Units - Stock Price	3/12/2025				247,711		495,422		743,133						1,065,157
Jordan Mann
Restricted Stock Units	3/3/2025										37,445	(3) (4)			217,181	(4)
Performance-Based Restricted Stock Units	3/3/2025				16,520	(4)	33,040	(4)	49,560	(4)					189,319	(4)
Performance-Based Restricted Stock Units - Stock Price	3/3/2025				22,026		22,026		33,039						25,330
Robb Giammatteo
Restricted Stock Units	3/3/2025										36,711	(3)			152,718
Performance-Based Restricted Stock Units	3/3/2025				77,983		155,965		233,948						648,814
Maury Bricks
Annual Cash Performance Bonus		100,000	200,000	300,000
Restricted Stock Units	3/3/2025										69,750	(3)			290,160
Performance-Based Restricted Stock Units	3/3/2025				34,875		69,750		104,625						290,160
Eyal Nuchamovitz
Annual Cash Performance Bonus		75,000	150,000	225,000
Restricted Stock Units	3/3/2025										69,750	(3)			290,160
Performance-Based Restricted Stock Units	3/3/2025				34,875		69,750		104,625						290,160

(1)
The amounts reflect the potential range of payments under the CEO Target Bonus and Annual Cash Performance Bonuses. The actual payments earned for 2025 are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
(2)
The amounts reflect a range of PSUs that vest, if at all, based on achievement of performance targets with a three-year performance period with any shares earned vesting on December 31, 2027, including 495,422 PSUs granted to Mr. Kotler which are subject to vesting upon the common stock achieving a certain specified price per share during the performance period. The amounts under Threshold reflect the threshold award under the PSUs, which is 50% of the target amount. The amounts under Maximum reflect the greatest potential award under the PSUs, which is 150% of the target amount. The Compensation Committee will determine the performance against pre-established targets to determine payout of the PSUs, if any, at the end of the performance period. See “Compensation Discussion and Analysis—Compensation Elements—Long Term Incentives (LTIs)—Performance-based Restricted Stock Units” above for additional information on terms of PSUs granted during 2025.
(3)
The grants provided for vesting in three equal annual installments beginning on March 5, 2026 for Mr. Kotler and March 3, 2026 for the other NEOs.
(4)
For certain of the RSUs and PSUs granted to Mr. Mann in 2025, the Company has agreed to issue a capped number of incremental shares of common stock to Mr. Mann if the Company’s stock price on the vesting dates of such awards is below a certain threshold price. Because the price of the Company’s common stock at the time of vesting cannot currently be determined, no such incremental shares are reflected in the table above. These awards were classified as equity instruments and valued as of the grant date in accordance with FASB ASC Topic 718 based on the fair market value of the underlying common stock together with the net fair value of the embedded put options.
(5)
Represents the aggregate grant date fair value of the target amount calculated in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at 2025 Fiscal Year End

Name	Award Type	Unexercised/Not Vested Securities Outstanding (#)	Exercisable Securities Outstanding (#)	Option Exercise Price ($/share)	Option Expiration Date	Market Value ($) (1)	Vesting Schedule of Unexercised/Not Vested Securities Outstanding
Arie Kotler	Options	—	126,000	10.00	3/6/2031	—	Fully vested
	Options	—	452,903	8.49	3/2/2032	—	Fully vested
	Options	—	318,489	10.00	3/2/2032	—	Fully vested
	Options	136,430	272,860	8.58	3/2/2033	—	100% on March 1, 2026
	RSUs	139,161				631,791	50% on March 1, 2026 and 2027
	RSUs	312,373				1,418,173	1/3 on March 5, 2026, and 1/3 on March 1, 2027 and 2028
	PSUs	186,959				848,794	The performance period ending on December 31, 2025 (2)
	PSUs	156,557				710,769	The performance period ending on December 31, 2026 (2)
	PSUs	298,784				1,356,479	The performance period ending on December 31, 2026 (3)
	PSUs	156,186				709,084	The performance period ending on December 31, 2027 (2)
	PSUs	495,422				2,249,216	The performance period ending on December 31, 2027 (3)
Jordan Mann	RSUs	7,308				33,178	100% on March 1, 2026
	RSUs	18,376				83,427	50% on March 1, 2026 and 2027
	RSUs	37,445				170,000	1/3 on March 3, 2026, 1/3 on March 1, 2027 and 2028 (4)
	PSUs	18,270				82,946	The performance period ending on March 1, 2026 (3)
	PSUs	18,270				82,946	The performance period ending on March 1, 2026 (3)
	PSUs	22,971				104,288	The performance period ending on March 1, 2027 (3)
	PSUs	22,971				104,288	The performance period ending on March 1, 2027 (3)
	PSUs	17,228				78,215	The performance period ending on December 31, 2026 (2)
	PSUs	33,040				150,002	The performance period ending on December 31, 2027 (2) (4)
	PSUs	22,026				99,998	The performance period ending on March 1, 2028 (3)
Maury Bricks	RSUs	15,540				70,552	100% on March 1, 2026
	RSUs	40,837				185,400	50% on March 1, 2026 and 2027
	RSUs	69,750				316,665	1/3 on March 3, 2026, 1/3 on March 1, 2027 and 2028
	PSUs	38,462				174,617	The performance period ending on December 31, 2025 (2)
	PSUs	63,170				286,792	The performance period ending on December 31, 2026 (2)
	PSUs	69,750				316,665	The performance period ending on December 31, 2027 (2)
Eyal Nuchamovitz	RSUs	15,540				70,552	100% on March 1, 2026
	RSUs	40,837				185,400	50% on March 1, 2026 and 2027
	RSUs	69,750				316,665	1/3 on March 3, 2026, 1/3 on March 1, 2027 and 2028
	PSUs	52,448				238,114	The performance period ending on December 31, 2025 (2)
	PSUs	63,170				286,792	The performance period ending on December 31, 2026 (2)
	PSUs	69,750				316,665	The performance period ending on December 31, 2027 (2)
(1)
Based on ARKO’s closing stock price of $4.54 on December 31, 2025.
(2)
The grants are performance-based grants that, subject to meeting the applicable three-year performance targets set forth in the grant agreement, will vest in a single vesting upon the Compensation Committee determining that the performance criteria has been met; amounts are based on the probable outcome of such performance-based vesting conditions as of December 31, 2025.
(3)
The grants are performance-based grant that, subject to the common stock achieving a certain specified price per share during the performance period set forth in the grant agreement, will vest in a single vesting event upon the Compensation Committee’s determination that the performance criteria has been met; the amount presented above is based on the probable outcome of such performance-based vesting conditions as of December 31, 2025.
(4)
Does not include any incremental shares of common stock that may be issuable pursuant to the terms of certain RSUs and PSUs granted to Mr. Mann described in footnote 4 to the “Grants of Plan Based Awards in 2025” table above.

Option Exercises and Stock Vested in 2025

This table provides information concerning the exercises of stock options and the vesting of RSUs and PSUs in 2025 on an aggregated basis for each of our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Arie Kotler	—	—	362,478	1,634,776
Galagher Jeff	—	—	—	—
Jordan Mann	—	—	16,497	74,401
Robb Giammatteo	—	—	12,762	57,557
Maury Bricks	—	—	77,921	351,424
Eyal Nuchamovitz	—	—	77,921	351,424

Pension Benefits Table

None of the NEOs participated in any defined benefit pension plans in 2025.

Non-Qualified Deferred Compensation

We offer a select group of management and key employees, including our NEOs, who contribute materially to the Company’s continued growth, development and future business success an opportunity to defer a portion of their compensation under our NQP. The NQP allows these employees to defer up to 90% of their annual base salary and cash bonuses. Distributions under the NQP begin on a date that is within 30 days of the participant’s separation from service, except in the case of specified employees where no distributions will be made until six months after separation from service or, if earlier, the date of the specified employee’s death. Participants may elect to receive deferred amounts in a lump sum or in at least two, but not more than ten, consecutive annual installments. Participants can elect from investment alternatives made available as investment options for their deferred compensation and gains and losses on these investments are credited to their respective accounts.

For each plan year, we make a discretionary match, which for 2025 was equal to 50% of the first 6% of contributions made by the participants for such plan year; however, that amount is reduced, dollar for dollar, by the amount of employer matching contributions that we contribute to the participant’s 401(k) plan for such plan year. In addition, we may also make additional matching contributions and discretionary contributions, in the Company’s sole discretion, on a participant by participant basis.

Tax rules limit the amount that executives may contribute under the 401(k) plan and therefore also limit the company match under the 401(k) plan for executives. The NQP matching contribution is intended to reflect the amount of the matching contribution which is limited by the tax laws.

The following table sets forth non-qualified deferred compensation for the NEOs.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)
Arie Kotler	—	—	—	—
Galagher Jeff	—	—	—	—
Robb Giammatteo	35,812	—	7,416	86,947
Jordan Mann	—	—	—	—
Maury Bricks	68,484	17,125	52,624	771,260
Eyal Nuchamovitz	40,110	17,387	51,727	423,407

(1)
The amount in this column is included in the “All Other Compensation” column for 2025 in the Summary Compensation Table and represents employer contributions credited to the NEO’s account in 2026 for 2025.

Potential Payments upon Termination or Change of Control

The employment agreements of our NEOs provide for certain payments and benefits in the event of certain terminations of employment. The material terms of such arrangements as of December 31, 2025 are described below.

Mr. Kotler Employment Agreement

Mr. Kotler’s employment will terminate upon the earliest to occur of: (i) the executive’s death; (ii) a termination by us by reason of the executive’s disability; (iii) a termination by us with or without cause; or (iv) a termination by executive with or without good reason. Mr. Kotler’s employment agreement provides for certain payments and benefits upon termination of the executive’s employment. The material terms of these arrangements are described below:

•
Termination for cause or without good reason. In connection with a termination by us for cause or by the executive without good reason, the executive will be entitled to payment of all accrued and unpaid base salary and bonus through the termination date, all unreimbursed documented business expenses and other amounts payable under the agreement incurred through the termination date and payment and/or provision of all vested benefits to which the executive may be entitled through the termination date.

•
Termination in connection with death or disability. In addition to the payments described above, in connection with any termination by us in connection with employee’s death or disability, the executive will be entitled to: (i) the executive’s pro rata CEO Target Bonus; (ii) pro rata vesting of all outstanding long-term incentive awards; and (iii) continuation of applicable health benefits.
•
Termination without cause or for good reason. In connection with a termination by us without cause or by executive for good reason, the executive will be entitled to: (i) payment of all accrued and unpaid base salary and bonus through the termination date, all unreimbursed documented business expenses and other amounts payable under the agreement incurred through the termination date and payment and/or provision of all vested benefits to which the executive may be entitled through the termination date with respect to applicable benefit or incentive compensation plans, policies or programs, (ii) severance amount equal to two times the sum of (a) the executive’s annual base salary as in effect immediately prior to the termination date and (b) the executive’s CEO Target Bonus for the bonus period in which termination occurs, which will be payable for two years following the termination date and (iii) vesting, immediately prior to such termination, in any long-term awards that previously were granted to the executive but which had not yet vested.

In addition, if the executive’s employment is terminated by us without cause or by the executive for good reason during the two-year period immediately following a change in control, then in lieu of the severance amount described above, the executive will be entitled to a lump-sum payment equal to three times the sum of (a) the executive’s annual base salary as in effect immediately prior to the termination date and (B) the executive’s CEO Target Bonus for the bonus period in which the termination date occurs, less applicable withholdings and deductions.

The payments described above are subject to the executive’s delivery to us of an executed release of claims. Upon termination of the executive’s employment, the executive will continue to be subject to the non-competition and non-solicitation covenants for two years, unless we fail to make any payments described above within 15 days of written notice from the executive of such failure.

If any of the payments or benefits received or to be received by the executive constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to excise tax, then such payments will be reduced in a manner determined by us (by the minimum amounts possible) that is consistent with Section 409A until no amount payable by the executive will be subject to excise tax.

For purposes of the employment agreement:

“Cause” means (i) a conviction of the executive to a felony involving moral turpitude; (ii) a willful misconduct by the executive resulting in material economic harm to the Company and/or its related entities, taken as a whole; (iii) a willful or continued failure by the executive to carry out the reasonable and lawful directions of the Board issued in accordance with the Company’s governing documents following written notice by the Board of such failure and an opportunity of no less than ten (10) days to cure same; (iv) executive engaging in fraud, embezzlement, theft or material dishonesty resulting in material economic harm to the company or any related entity; (v) a willful or material violation by the executive of a material policy or procedure of the Company or any related entity following written notice by the Board of such violation and an opportunity of no less than thirty (30) days to cure same; or (vi) a willful material breach by the executive of the agreement which remains uncured following no less than ten days’ written notice to executive by the Board of such failure.

“Good Reason” means, if such event occurs without the executive’s consent in writing, (i) a reduction in the executive’s annual base salary, CEO Target Bonus or long-term incentive award, (ii) a non-de minimis diminution in any respect of the executive’s title, authority, duties, or responsibilities; (iii) a diminution in any respect in the authority, duties, or responsibilities of the supervisor to whom the executive is required to report, including a requirement that the executive report to a corporate officer or executive instead of reporting directly to the Board; (iv) a material diminution in any respect the budget over which the executive retains authority; (v) a change in the geographic location of the Company’s business that would require him to relocate more than fifty (50) miles from Miami-Dade County, Florida; (vi) a change in control of the Company, or (vii) any other action or inaction that constitutes a material breach by the Company of the agreement. However, “Good Reason” will only exist if the executive gives the Company notice within 30 days after the first occurrence of any of the foregoing events, the Company fails to correct the matter within 30 days following receipt of such notice.

Mr. Jeff Employment Agreement

Mr. Jeff's employment will terminate upon the earliest to occur of: (a) by either the Company or Mr. Jeff at any time and for any reason on at least 90 days' advance written notice to the other party, (b) automatically upon Mr. Jeff's death, (c) by the Company in the event of Mr. Jeff's disability (as reasonably determined by the Company), (d) by Mr. Jeff for Good Reason, or (e) by the Company for Cause. Mr. Jeff's employment agreement provides for certain payments and benefits upon termination of his employment. The material terms of these arrangements are described below:

•
Payments in Case of all Terminations. If Mr. Jeff's employment with the Company is terminated for any reason, he will be entitled to payment for all accrued and unpaid base salary through the termination date, together with all unreimbursed documented business expenses and other amounts payable under the agreement incurred through such date, and payment and/or provision of all vested benefits to which he may be entitled through the termination date in accordance with applicable benefit or incentive compensation plans, policies or programs.
•
Termination without Cause or for Good Reason. In addition to the payments described above, if Mr. Jeff's employment is terminated by the Company without Cause or by Mr. Jeff for Good Reason, subject to his compliance with the restrictive covenants set forth in the agreement and his execution of a release of claims, Mr. Jeff will be entitled to (a) payment of base salary on a weekly basis as part of each regular payroll cycle during the Severance Period, and (b) if such termination occurs in the last six months of any fiscal year, payment of a prorated portion of the bonus (if any is due) based on actual Company performance and the number of days Mr. Jeff was employed in the calendar year in which his employment was terminated, payable on the Payment Date.
•
Equity Awards. The treatment of outstanding equity awards, if any, will upon termination of Mr. Jeff's employment be determined in accordance with the terms of the applicable plan and the applicable award agreements.

The payments described above are subject to Mr. Jeff's execution of a release of claims in favor of the Company. Upon termination of Mr. Jeff's employment, the non-competition covenant will continue to apply through the end of the Severance Period, and the non-solicitation covenant will continue to apply for 12 months following the last day of his employment.

If any of the payments or benefits received or to be received by Mr. Jeff constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to excise tax, then such payments will be reduced in a manner determined by the Company (by the minimum amounts possible) that is consistent with Section 409A until no amount payable by Mr. Jeff will be subject to excise tax.

For purposes of the employment agreement:

“Cause” means, subject to a 30-day notice and cure period (except in the case of a conviction), (i) the Board’s reasonable determination that there has been misconduct by Mr. Jeff that is injurious to the Company or that results in his inability to substantially perform his duties, (ii) the Board’s reasonable determination that Mr. Jeff willfully failed or refused to carry out or comply with any lawful and reasonable directive of the Board or CEO, (iii) Mr. Jeff’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude, or actions that cause the Company to lose any of its alcohol, tobacco, or SNAP licenses, (iv) the Board's reasonable determination of Mr. Jeff’s unlawful use or possession of illegal drugs on the Company's premises or while performing his duties, (v) Mr. Jeff's commission of an act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against the Company (other than inadvertent actions that are not materially injurious to the Company), (vi) Mr. Jeff’s material violation of the agreement or any other written agreement between the Company and Mr. Jeff, (vii) Mr. Jeff’s willful and prolonged, and unexcused absence from work, or (viii) the Board’s reasonable determination of any unlawful act or breach of the discrimination or harassment policy or any other material policy of the Company.

"Good Reason" means, if such event occurs without Mr. Jeff's consent in writing, (i) any material diminution in the nature or scope of Mr. Jeff's responsibilities, authorities, title or duties, (ii) a material reduction in his annual base salary from the annual base salary in effect in the immediately prior year, unless in connection with an across-the-board reduction for the executives of the Company, or (iii) the Company materially violating any of its material obligations to Mr. Jeff under the agreement, including payment obligations. However, "Good Reason" will only exist if Mr. Jeff gives the Company notice within 30 days after the first occurrence of any of the foregoing events, the Company fails to cure the matter within 30 days following receipt of such notice, and Mr. Jeff actually terminates employment within 90 days following the expiration of the Company's 30-day cure period. If Mr. Jeff does not so terminate, any claim of such circumstances of “Good Reason” shall be deemed irrevocably waived.

“Severance Period” means three months; provided that the Company, in its sole discretion, can extend the Severance Period to be up to 12 months.

Messrs. Bricks and Nuchamovitz Employment Agreements

Mr. Bricks’s employment agreement, as amended, and Mr. Nuchamovitz’s amended and restated employment agreement each provide for certain payments and benefits upon termination of the executive’s employment. The material terms of these arrangements are described below:

•
Termination for any reason. In connection with a termination by GPM for any reason, the executives will be entitled to payment of all accrued and unpaid base salary and quarterly bonus through the termination date, all unreimbursed documented business expenses and other amounts payable under the agreement incurred through the termination date and payment and/or provision of all vested benefits to which the executive may be entitled through the termination date with respect to applicable benefit or incentive compensation plans, policies or programs.
•
Termination for good reason or without cause. In addition to the payments described above, in connection with any termination by GPM without cause or by the executive for good reason (each, as defined below), if the executive’s employment is terminated within five years from the effective date of his employment agreement (which five year period expired in January 2025), and a GPM Sale Payment (as defined below) is not payable in connection with such termination, the executive would have been entitled to:
o
A pro rata portion of his bonus (if any is due under the Corporate Incentive Plan); and
o
Payment of base salary for the period commencing on the termination date and ending on the date that is three months from the termination date for Mr. Bricks and six months from the termination date for Mr. Nuchamovitz.

Mr. Bricks’s employment agreement, as amended, and Mr. Nuchamovitz’s amended and restated employment agreement each provide for certain payments and benefits upon occurrence of the following events:

•
IPO. If GPM completes an IPO (as defined below), then the executives will receive equity (or equity equivalents, such as options) as part of a customary plan for executives created as part of such IPO, subject to the vesting requirements of such plan.
•
Sale of GPM. If GPM sells substantially all of its assets or its equity (each, a “GPM Sale”) prior to the termination of the executive’s employment or, a GPM Sale occurs under a fully executed agreement entered into within 180 days following termination of the executive’s employment by GPM without cause or his resignation for good reason, GPM shall pay an amount as part of a customary plan for executives created as part of the GPM Sale (the “GPM Sale Payment”) to the executives. These amounts will be payable within 60 days following consummation of the GPM Sale. Upon an IPO, the foregoing provision will terminate and such amounts will no longer be payable.

The payments described above under “Sale of GPM” are subject to the executive’s delivery to GPM of an executed release of claims and continued compliance with restrictive covenants regarding confidentiality, proprietary rights, non-competition, non-solicitation and non-disparagement. Upon termination of the executive’s employment, the non-solicitation covenant will continue to apply for 12 months. In addition, the non-competition covenant will continue to apply (i) in the case of termination by GPM for cause or by the executive without good reason, for twelve months and (ii) in the case of termination by GPM without cause or by the executive for good reason, for three months.

If any of the payments or benefits received or to be received by the executive constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to excise tax, then such payments will be reduced in a manner determined by GPM (by the minimum amounts possible) that is consistent with Section 409A until no amount payable by the executive will be subject to excise tax.

For purposes of these employment agreements:

“Cause” means (i) the Board’s reasonable determination that there has been misconduct by the executive that is materially injurious to GPM or that results in the executive’s inability to substantially perform his duties for GPM, (ii) the Board’s reasonable determination that the executive failed to carry out or comply with any lawful and reasonable directive of the Board or CEO consistent with the terms of his employment agreement, (iii) the executive’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude, (iv) the Board’s reasonable determination of the executive’s unlawful use (including being under the influence) or possession of illegal drugs on GPM (or any affiliate’s) premises or while performing the executive’s duties and responsibilities, (v) the executive’s commission of an act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against GPM or any of its affiliates, other than inadvertent actions or actions that are not materially injurious to GPM, (vi) the executive’s material violation of any provision of his employment agreement, any other written agreement between GPM and the executive, or any material GPM policy, (vii) the executive’s willful and prolonged, and unexcused absence from work (other than by reason of disability due to physical or mental illness), or (viii) the Board’s reasonable determination of any unlawful act or breach of GPM policy, discrimination or harassment against another GPM employee or any affiliated or related company of GPM.

“Good Reason” means, if such event occurs without the executive’s consent in writing, (i) a material diminution in the nature or scope of the executive’s responsibilities, authorities, title or duties, (ii) a material reduction in the executive’s annual base salary from the annual base salary in effect in the immediately prior year, (iii) GPM materially violating any of its material obligations to the executive under the agreement, or (iv) GPM requiring the executive to permanently relocate more than 100 miles from Richmond, Virginia, in the case of Mr. Bricks or requiring the executive to permanently relocate from Aventura, Florida, in the case of Mr. Nuchamovitz. However, “Good Reason” will only exist if the executive gives GPM notice within 30 days after the first occurrence of any of the foregoing events, GPM fails to correct the matter within 30 days following receipt of such notice and the executive actually terminates employment within 90 days following the expiration of GPM’s 30-day cure period. If the executive does not so terminate, any claim of such circumstances of “Good Reason” shall be deemed irrevocably waived by the executive.

“IPO” means (i) an initial public offering and sale of any securities of GPM pursuant to an effective registration statement under the Securities Act the issuer of which, immediately before the registration, was not subject to Exchange Act reporting requirements, (ii) a transaction pursuant to which GPM merges with or into a direct or indirect subsidiary of, or effects a share exchange with, an issuer subject to Exchange Act reporting requirements (including, a transaction with a special purpose acquisition company), following which, holders of the securities of GPM prior to such transaction receive as consideration equity securities of such issuer, (iii) the registration of any securities of GPM under Section 12 of the Exchange Act.

Potential Payments Upon Termination

The following tables illustrate the payments and benefits that each NEO would have received under his employment agreement if ARKO experienced a change in control on December 31, 2025 or such NEO’s employment had terminated on December 31, 2025 for any of the reasons described in the tables. The amounts presented in the tables are estimates and do not necessarily reflect the actual value of the payments and of the benefits that would be received by the NEOs, which would only be known at the time that employment terminates, or the change of control occurs, as applicable.

Arie Kotler

Executive Compensation Element	Termination by Company for Cause or Resignation without Good Reason ($)	Termination due to Death or Disability ($)	Termination by Company without Cause or Resignation with Good Reason ($)	Termination by Company without Cause or Resignation with Good Reason during Two-Year Period Immediately Following a Change in Control ($)
Cash Severance
Base Salary	—	—	2,504,087	3,756,131
Bonus	—	—	3,756,131	5,634,196

Total Cash Severance	—	—		6,260,218	9,390,327
Long-Term Incentives
Value of Accelerated Grants (1)	—	4,413,741	(2)	7,845,331	4,239,636
Total Long-Term Incentives	—	4,413,741		7,845,331	4,239,636
Benefits
Health Benefits	—	50,135		50,135	100,270
Total Benefits	—	50,135		50,135	100,270
Grand Total	—	4,463,876		14,155,684	13,730,233

(1)
Amount represents the PSUs and RSUs that would have been subject to accelerated vesting multiplied by the $4.54 closing price of ARKO’s stock on December 31, 2025.
(2)
For awards subject to performance-based vesting conditions, amounts are based on the probable outcome of such performance-based vesting conditions as of the last day of the year.

Other NEOs

Executive Compensation Element	Termination for Any Reason ($)	Termination due to Death or Disability ($)	Termination for Good Reason or Without Cause ($)	Termination for Good Reason or Without Cause Following a Change in Control ($) (1)	Termination for Good Reason or Without Cause Following a Change in Control ($) (2)
	Galagher Jeff
Cash Severance
Base Salary	—	—	162,500	162,500	162,500
Total Cash Severance	—	—	162,500	162,500	162,500
Grand Total	—	—	162,500	162,500	162,500
	Maury Bricks
Long-Term Incentives
Value of Accelerated Grants (3) (4) (5)	—	1,043,984	—	1,043,984	980,253
Total Long-Term Incentives	—	1,043,984	—	1,043,984	980,253
Grand Total	—	1,043,984	—	1,043,984	980,253
	Eyal Nuchamovitz
Long-Term Incentives
Value of Accelerated Grants (3) (4) (5)	—	1,107,476	—	1,107,476	1,043,749
Total Long-Term Incentives	—	1,107,476	—	1,107,476	1,043,749
Grand Total	—	1,107,476	—	1,107,476	1,043,749

(1)
If within 12 months after a change in control of the Company occurs, the NEO’s continuous service is terminated by the Company without cause or by the NEO for good reason, the value of the accelerated grants amount is calculated based on a pro rata amount of the PSUs (if any) payable after the end of the three years performance period. Such pro rata amount is to be calculated based on the actual number of calendar months during each fiscal year in the performance period in which the NEO was in the continuous service of the Company for at least the first six months of such fiscal year.
(2)
If, in connection with a change in control of the Company, the surviving company does not assume the PSUs, the value of the accelerated grants amount is calculated based on (a) the percentage of PSUs earned based on the actual performance level for the fiscal year(s) during the performance period which are completed prior to the date of such change in control, plus (b) pro rata of the target amount of shares for the fiscal year in which the change in control occurs if the date of such change in control occurs after the end of the first six months of a fiscal year.
(3)
Non-vested RSUs become immediately vested.
(4)
Amount represents the PSUs and RSUs that would have been subject to accelerated vesting multiplied by the $4.54 closing price of ARKO’s stock on December 31, 2025.
(5)
In case of “Termination due to Death or Disability” and “Termination for Good Reason or Without Cause Following a Change in Control (1),” for awards subject to performance-based vesting conditions, amounts are based on the probable outcome of such performance-based vesting conditions as of the last day of the year.

Other Change in Control Payments

In the event of a change in control event (as defined in the NQP), the value of the participant’s account will be distributed as a lump sum payment to the participant not more than 90 days following the change in control event. The amounts that would have been accelerated in the event of a change in control are shown in the “Aggregate Balance at Last Fiscal Year-End” column of the Non-Qualified Deferred Compensation Table.

Pay Versus Performance

The following table shows the total compensation for our NEOs as set forth in the Summary Compensation Table, the Compensation Actually Paid (as defined below) to our CEO and, on an average basis, our other NEOs for each of the five years ended December 31, 2025. The table also provides our TSR performance, the selected peer group TSR, net income and EBITDA, which is our company selected financial measure, all measured over the same time period.

					Value of Initial Fixed $100 Investment Based on:
Year (1)	Summary Compensation Table Total for CEO ($)	Compensation Actually Paid to CEO ($) (2)	Average Summary Compensation Table for non-CEO NEOs ($)	Average Compensation Actually Paid to non-CEO NEOs ($) (2)	Total Shareholder Return ($) (3)	Peer Group Total Shareholder Return ($) (3)	Net Income ($ in thousands) (4)	EBITDA ($ in thousands) (5)
2025	5,494,095	3,061,612	992,410	596,380	54.16	143.95	22,744	266,542
2024	4,795,166	2,759,674	1,979,970	1,436,218	76.55	133.04	20,845	270,041
2023	6,048,569	4,331,734	1,457,580	1,210,103	94.01	118.65	34,566	297,123
2022	6,683,793	7,032,571	1,233,269	1,208,599	97.19	97.63	71,978	305,452
2021	6,375,923	6,409,489	2,083,296	2,048,069	97.44	142.97	59,427	262,864

(1)
Mr. Kotler was the CEO for each of 2025, 2024, 2023, 2022 and 2021. For 2025, the other NEOs were Messrs. Jeff, Mann, Giammatteo, Bricks and Nuchamovitz. For 2024, the other NEOs were Messrs. Giammatteo, Bricks and Nuchamovitz. For 2023 and 2022, the other NEOs were Messrs. Bassell, Bricks and Nuchamovitz. For 2021, the other NEOs were Messrs. Bassell and Bricks. Mr. Donald Bassell served as the Company’s Chief Financial Officer during 2020 through 2023. Mr. Giammatteo served as the Company’s Chief Financial Officer from January 2, 2024 through October 10, 2025. Mr. Mann served as the Company’s Chief Financial Officer from October 10, 2025 through December 1, 2025. Mr. Jeff has served as the Company’s Chief Financial Officer since December 1, 2025.
(2)
To calculate “Compensation Actually Paid,” as computed in accordance with Item 402(v) of Regulation S-K, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Mr. Kotler and for the average of the other NEOs is set forth following the footnotes to this table.
(3)
TSR is determined based on the value of an initial fixed income of $100 on December 31, 2020 in our stock or in the peer group index. The peer group used for TSR comparisons is the S&P Retail Select Industry Index, an index in which our common stock is included.
(4)
Reflects “Net Income” in the Company’s consolidated statement of operations included in the Company’s Annual Reports on Form 10-K for each of the five years ended December 31, 2025.
(5)
As noted in the CD&A, EBITDA was chosen as the performance metric as the Company values EBITDA as a metric that is a key indicator of our operating performance and a strong equity valuation metric. EBITDA for purposes of calculating the LTI awards is calculated at the GPM (our primary operating entity until February 2026) level and therefore excludes public company expenses, non-cash rent expense and certain items at the ARKO corporate level. As a result, the actual EBITDA attained (and the required Annual Budgeted EBITDA needed to reach the threshold, target, and maximum LTI) is higher than reported EBITDA at the ARKO corporate level. A reconciliation of ARKO net income to EBITDA is as follows:

	For the Year Ended December 31,
	2025	2024	2023	2022	2021
	(in thousands)
ARKO net income	$22,744	$20,845	$34,566	$71,978	$59,427
Interest and other financing expenses, net	73,324	67,161	71,243	59,405	71,207
Income tax expense	6,342	6,144	12,166	35,557	11,634
Depreciation and amortization	134,451	132,414	127,597	101,752	97,194
General and administrative expenses (excluding GPM expenses) (a)	5,757	7,124	6,695	6,526	6,289
Impact of Pride acquisition (b)	—	—	—	(1,592)	—
Non-cash rent expense (c)	12,132	14,335	14,168	7,903	6,359
Acquisition and divestiture costs (d)	6,545	5,168	9,079	8,162	5,366
APC initial public offering costs (e)	1,897	—	—	—	—
(Gain) loss on disposal of assets and impairment charges (f)	(12,146)	6,798	6,203	5,731	1,384
Share-based compensation expense (g)	15,172	12,339	15,015	12,161	5,804
(Income) loss from equity investment (h)	(108)	(124)	39	74	(186)
Adjustment to contingent consideration (i)	(2,207)	(20)	(604)	(2,204)	(1,740)
Internal entity realignment and streamlining (j)	—	—	—	475	—
Taxes paid (received) in arrears (k)	305	(1,427)	—	—	—
Expenses related to wage and hour claim settlement (l)	2,517	—	—	—	—
Other (m)	(183)	(716)	956	(476)	126
EBITDA	$266,542	$270,041	$297,123	$305,452	$262,864

(a)
Represents public company expenses and other general and administrative expenses not incurred in GPM (our primary operating entity until February 2026).
(b)
Excludes the actual results from the December 2022 acquisition of all of the issued and outstanding membership interests in Pride Convenience Holdings, LLC, since this acquisition was not included in the Annual Budgeted EBITDA for 2022.
(c)
Eliminates the non-cash portion of rent, which reflects the extent to which our GAAP rent expense recognized exceeded (or was less than) our cash rent payments. The GAAP rent expense adjustment varies depending on the terms of our lease portfolio. For newer leases, our rent expense recognized typically exceeds our cash rent payments, whereas, for more mature leases, rent expense recognized is typically less than our cash rent payments.
(d)
Eliminates costs incurred that are directly attributable to business acquisitions and divestitures (including conversion of retail stores to dealer locations) and salaries of employees whose primary job function is to execute our acquisition and divestiture strategy and facilitate integration of acquired operations.
(e)
Eliminates one-time costs incurred related to the APC initial public offering, which closed on February 13, 2026.
(f)
Eliminates the non-cash loss from the sale or disposal of property and equipment, the loss recognized upon the sale of related leased assets and impairment charges on property and equipment and right-of-use assets related to closed and non-performing sites, and a $20.8 million gain related to the expiration in the second quarter of 2025 of a real estate purchase option acquired in 2021 that was accounted for as a sale-leaseback (see Note 11 to the Consolidated Financial Statements included in our 2025 Annual Report on Form 10-K).
(g)
Eliminates non-cash share-based compensation expense related to the equity incentive program in place to incentivize, retain, and motivate our employees, certain non-employees, and members of our Board.
(h)
Eliminates our share of (income) loss attributable to our unconsolidated equity investment.
(i)
Eliminates fair value adjustments primarily related to the contingent consideration owed to the seller for the 2020 Empire acquisition.
(j)
Eliminates non-recurring charges related to our internal entity realignment and streamlining.
(k)
Eliminates the payment (receipt) of historical fuel, franchise and other tax amounts for multiple prior periods.
(l)
Eliminates non-recurring expenses accrued in net income related to a wage and hour collective action settlement described in Note 14 to the Consolidated Financial Statements included in our 2025 Annual Report on Form 10-K.

(m)
Eliminates other unusual or non-recurring items that we do not consider to be meaningful in assessing operating performance.

Reconciliation of Compensation Actually Paid Adjustments

Year	Summary Compensation Table Total ($) (1)	Minus: Grant Date Fair Value of Stock Awards Granted During Fiscal Year ($) (2)	Plus: Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year ($) (3)	Plus/(Minus): Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years ($) (4)	(Minus): Change in Fair Value as of Vesting Date for Stock Awards Granted in Prior Fiscal Years but Vested During Fiscal Year ($) (5)	Compensation Actually Paid ($)
	Arie Kotler
2025	5,494,095	(2,995,620)	3,636,730	(2,010,473)	(1,063,120)	3,061,612
2024	4,795,166	(2,804,317)	3,726,529	(2,296,441)	(661,263)	2,759,674
2023	6,048,569	(4,010,265)	3,353,164	(934,957)	(124,777)	4,331,734
2022	6,683,793	(3,895,429)	4,121,730	122,477	—	7,032,571
2021	6,375,923	(5,289,478)	5,323,044	—	—	6,409,489
	Other Named Executive Officers (Average) (6)
2025	992,410	(478,800)	326,321	(166,549)	(77,002)	596,380
2024	1,979,970	(1,314,045)	1,082,894	(276,942)	(35,659)	1,436,218
2023	1,457,580	(741,670)	643,698	(145,983)	(3,522)	1,210,103
2022	1,233,269	(613,337)	603,960	(15,293)	—	1,208,599
2021	2,083,296	(1,584,000)	1,548,773	—	—	2,048,069

(1)
Represents Total Compensation as reported in the Summary Compensation Table for the indicated year. With respect to the other NEOs, amounts shown represent averages. As noted in the Summary Compensation Table, Mr. Kotler declined to receive the $795,497 CEO Target Bonus to which he was entitled for 2024 performance because no cash bonuses were paid to our other executives for the year.
(2)
Represents the grant date fair value of the stock awards granted during the indicated year as reported in the Summary Compensation Table, computed in accordance with the methodology used for financial reporting purposes.
(3)
Represents the fair value as of the indicated year-end of the outstanding and unvested stock awards granted during such year, computed in accordance with the methodology used for financial reporting purposes and for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the year.
(4)
Represents the change in fair value during the indicated year of each stock award that was granted in a prior year that remained outstanding and unvested as of the last day of the indicated year, computed in accordance with the methodology used for financial reporting purposes, and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the year.
(5)
Represents the change as of the vesting date (from the end of the prior fiscal year) in fair value of any awards granted in any prior fiscal years for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year.
(6)
For 2025, the other NEOs were Messrs. Jeff, Mann, Giammatteo, Bricks and Nuchamovitz. For 2024, the other NEOs were Messrs. Giammatteo, Bricks and Nuchamovitz. For 2023 and 2022, the other NEOs were Messrs. Bassell, Bricks and Nuchamovitz. For 2021, the other NEOs were Messrs. Bassell and Bricks. Mr. Donald Bassell served as the Company’s Chief Financial Officer during 2020 through 2023. Mr. Giammatteo served as the Company’s Chief Financial Officer from January 2, 2024 through October 10, 2025. Mr. Mann served as the Company’s Chief Financial Officer from October 10, 2025 through December 1, 2025. Mr. Jeff has served as the Company’s Chief Financial Officer since December 1, 2025.

Relationship Between “Compensation Actually Paid” and Performance Measures

The charts below compare the Compensation Actually Paid to our CEO and the Average Compensation Actually Paid to our other NEOs with (i) our TSR and our Peer Group TSR, (ii) our net income, and (iii) EBITDA, which is our company selected measure, for each of the five years ended December 31, 2025. We believe the Compensation Actually Paid in each of the years reported above reflects the Compensation Committee’s belief that actual EBITDA in comparison with the pre-established performance goal of Annual Budgeted EBITDA is the most relevant performance metric at this point of time for our executives. In 2024, we included our stock performance as a performance measure for our CEO’s long-term incentive, and in 2025, we also included our stock performance as a performance measure for our CEO Target Bonus. The limited weight we provide to our stock price is based on the short time our Company has been a publicly-traded company and the limited number of publicly traded peers with similar characteristics.

Additionally, we believe net income is not a relevant performance metric at this point in time for our executives due to significant non-cash amounts and fair value adjustments impacting net income. For additional information of how we link pay and performance, please see the CD&A beginning on page 21.

2025 Performance Measures

The following table sets forth the performance measures that we view as the “most important” measures used to determine our CEO’s and other NEOs’ Compensation Actually Paid for 2025. For additional information, please see the CD&A beginning on page 21.

Performance Measures
EBITDA
Stock Price

Policies and Practices Related to the Grant of Certain Equity Awards

In response to Item 402(x)(1) of Regulation S-K, we have not granted new awards of stock options, stock appreciation rights, or similar option-like instruments within four business days before or one business day after the release of a Quarterly Report on Form 10-Q, Annual Report on Form 10-K, or Current Report on Form 8-K that discloses material nonpublic information. Accordingly, we have no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by us. In the event that we determine to grant new awards of such options, the Board will evaluate the appropriate steps to take in relation to the foregoing.

Director Compensation

The Board designed the Company’s non-employee director compensation program to reward directors for their contributions to the Company’s success, align the director compensation program with stockholder interests, and provide competitive compensation necessary to attract and retain high quality non-employee directors.

Compensation to our non-employee directors includes cash payments that can be paid in RSUs at the director’s election and equity compensation. As we recognize the importance of our committees and recognize the additional responsibilities and duties required to fulfill leadership roles, our compensation includes supplemental retains for membership in committees and leadership roles.

We believe that all our directors should be stockholders and therefore set a goal of 5x our cash retainer, to be achieved within five years from election as Board member. As of December 31, 2025, we had three Board members that have served for more than five years and have all achieved this goal.

The Compensation Committee reviews director’s compensation periodically to ensure that director’s compensation remains competitive such that the Company can recruit and retain qualified directors. In 2023, the Compensation Committee conducted a director compensation review based on an analysis by the Company’s compensation consultant that compared the Company’s compensation levels and compensation program components against a peer group.

Following such review, in June 2023, the Compensation Committee approved the following changes to the Director’s compensation: (i) increasing the annual cash retainer from $50,000 to $75,000 effective as of July 1, 2023; (ii) increasing the Board member equity retainer from $100,000 to $125,000 (commencing from the 2024 annual meeting of stockholders), and (iii) changing the timing of the annual equity grants to Directors to coincide with election/re-election at the time of the Annual Meeting.

Compensation Element	Amount
Annual Board Member Compensation	• $75,000 in cash or RSUs annually at the director’s election paid in quarterly installments • $125,000 in equity delivered in the form of RSUs
Committee Member Retainers	Cash or RSUs at the director’s election, paid in quarterly installments: • Audit Committee: $15,000 • Compensation Committee: $10,000 • Nominating and Corporate Governance Committee: $10,000
Leadership Supplemental Retainer

Cash or RSUs at the director’s election, paid in quarterly installments:

•
Audit Committee Chair: $25,000

•
Compensation Committee Chair: $20,000

•
Nominating and Corporate Governance Committee Chair: $15,000

•
Lead Independent Director: $25,000

Stock Ownership Policy	5x cash retainer, to be achieved within five years
Meeting Fees	Meeting fees will be paid for extraordinary Board/Committee meetings only and for special committees

As detailed above, a non-employee director may receive RSUs in lieu of up to 100% of his or her cash fees.

All RSUs are immediately vested upon grant and are settled in common stock upon the director’s departure from the Board or an earlier change in control. There were 429,921 RSUs issued to non-employee directors outstanding at December 31, 2025.

The following table summarizes the compensation paid to the Company’s non-employee directors during 2025:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
Sherman K. Edmiston III	100,010	134,990	235,000
Yona Fogel	—	—	—
Avram Friedman	16	224,984	225,000
Michael J. Gade (3)	67,500	—	67,500
Andrew R. Heyer	15	252,485	252,500
Steven J. Heyer (4)	18	239,982	240,000
Laura Shapira Karet	100,004	124,997	225,001

(1)
Because the Company does not issue fractional shares or RSUs for fractional shares, when RSUs are issued, directors receive cash compensation in lieu of RSUs for fractional shares.
(2)
The amounts in this column reflect the aggregate grant date fair value of RSUs granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. The RSUs granted in January 2025, April 2025, June 2025, July 2025 and October 2025 had grant date fair values per share of $6.59, $4.03, $4.39, $4.61 and $4.56, respectively. For a discussion of the assumptions relating to these valuations, see Note 19 – Share-Based Compensation to our audited financial statements included in Item 8 of our 2025 Annual Report on Form 10-K. The table below sets forth the aggregate number of vested restricted stock units of each non-employee director outstanding as of December 31, 2025:

Name	Stock Awards
Sherman K. Edmiston III	97,821
Yona Fogel	—
Avram Friedman	110,226
Andrew R. Heyer	154,505
Laura Shapira Karet	67,369

(3)
Mr. Michael J. Gade served through the 2025 Annual Meeting.
(4)
Mr. Steven J. Heyer resigned from the Board on December 12, 2025 due to health reasons.

Compensation paid to Mr. Kotler, who also serves on the Board, is fully reflected in the Summary Compensation Table above. Mr. Kotler is not entitled to any additional compensation for his services as director.

The Company’s policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in attending Board and committee meetings or performing other services in their capacities as directors.

Director Tenure & Refreshment. Directors may be re-elected at the end of their respective terms. Given that we became a public company in December 2020, the Board has not established term limits, as we believe that directors who develop insight into the Company and our operations over time provide an increasing contribution to the Board as a whole. To ensure the Board continues to generate new ideas and operate effectively, the Nominating and Corporate Governance Committee evaluates individual Board member performance.

Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we provide the following “pay ratio” information for the 2025 fiscal year. The pay ratio included in this information represents a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2025, the annual total compensation of our President and Chief Executive Officer, Mr. Kotler, as provided in the Summary Compensation Table, was $5,494,095. The median employee identified in the prior year is no longer employed. Accordingly, we selected another employee with substantially similar compensation to serve as the median employee for the current year. The annual total compensation of our median employee, a sales associate located in Indiana, was $26,103 for 2025, which was calculated using the same methodology as required by the Summary Compensation Table. Therefore, the ratio of the annual total compensation of our CEO to that of our median employee for the 2025 fiscal year was approximately 210:1.

To determine the median employee (excluding Mr. Kotler), we used December 31, 2024 as the determination date, and we ranked each employee (other than Mr. Kotler) based on their total cash compensation for 2024. Compensation for permanent employees who did not work the entire measurement period was annualized; however, no other exemptions, assumptions, adjustments or estimates were used. We excluded five individuals that were located in Israel under the de minimis exception because these non-U.S. employees account for less than 1% of our total employees.

Because the SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee recommended for nomination, and the Board of Directors nominated the following persons for election as members of our Board of Directors at the Annual Meeting. If elected, each nominee will hold office until the 2027 annual meeting of stockholders or until his or her successor is duly elected and qualified.

Name	Positions and Offices with the Company
Sherman K. Edmiston III	Director
Yona Fogel	Director
Avram Friedman	Director
Andrew R. Heyer	Lead Independent Director
Laura Shapira Karet	Director
Arie Kotler	President, Chief Executive Officer and Chairman of the Board

The section titled “Directors & Named Executive Officers” beginning on page 7 of this Proxy Statement contains information about the leadership skills and other experience that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that these nominees should serve as directors of the Company.

We believe that each of these directors possesses the experience, skills, and qualities to fully perform his or her duties as a director and contribute to our success. Our directors have been nominated because they possess the highest standards of personal integrity, interpersonal and communication skills, are highly accomplished in their fields, understand the interests and issues that are important to our stockholders, and are able to dedicate sufficient time to fulfilling their obligations as directors. Our directors as a group complement each other with their respective experiences, skills, and qualities. While our directors make up a diverse group in terms of age, gender and professional experience, together they comprise a cohesive body in terms of Board process and collaboration.

Vote Required. If a quorum is present, the directors will be elected by a plurality of the votes of shares present and entitled to vote at the Annual Meeting. Accordingly, the nominees who receive the largest number of votes cast will be elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

PROPOSAL NO. 2 – NON-BINDING ADVISORY RESOLUTION REGARDING THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, the Board requests your non-binding advisory vote to approve the compensation of our named executive officers as described in this Proxy Statement under the heading “Compensation Discussion and Analysis” including the tables that follow. Your vote is solely advisory and, therefore, will not be binding on the Company; however, the Company, the Board, and the Compensation Committee will consider the voting results when making future compensation decisions for our named executive officers.

The Board encourages stockholders to read the Compensation Discussion and Analysis, including the tables that follow thereafter, to review the correlation between compensation and performance.

The Board remains committed to sound corporate governance practices and shares the interest of stockholders in maintaining effective executive compensation. The Board believes that our executive compensation, which is focused on the Company’s long-term value, has a proven record of effectively driving the Company’s performance as a result of the continued leadership of these named executive officers and believes that it will assist us in retaining our senior leadership team.

We are asking stockholders to vote on the following advisory resolution:

“RESOLVED, that the compensation paid to ARKO’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Vote Required. If a quorum is present, approval requires that a majority of the votes cast at the Annual Meeting are cast “FOR” approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOREGOING RESOLUTION TO APPROVE ON A NON-BINDING ADVISORY BASIS THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 3 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee selected and appointed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the 2026 fiscal year. Grant Thornton has served as GPM’s independent registered public accounting firm since 2003 and ARKO’s independent registered public accounting firm since the consummation of the Business Combination. In selecting Grant Thornton as the Company’s independent registered public accounting firm for 2026, the Audit Committee considered several factors, including:

•
The professional qualifications of Grant Thornton, the lead audit partner, and other key engagement personnel.
•
Grant Thornton’s independence and its processes for maintaining its independence.
•
Grant Thornton’s depth of understanding of ARKO’s business, accounting policies and practices, and internal control over financial reporting.
•
The appropriateness of Grant Thornton’s fees for audit and non-audit services.
•
The results of Grant Thornton’s most recent PCAOB inspection report.
•
The results of management’s and the Audit Committee’s annual evaluations of the qualifications, performance and independence of Grant Thornton.

Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of Grant Thornton to our stockholders for ratification. The Audit Committee will consider the outcome of this vote in future deliberations regarding the appointment of our independent registered public accounting firm; however, the Audit Committee is solely responsible for the appointment and termination of our auditors and may do so at its discretion.

A representative from Grant Thornton is expected to attend the Annual Meeting and will have the opportunity to make a statement, if he or she desires to do so, and answer questions, if any.

Vote Required. If a quorum is present, ratification of the appointment of our independent registered public accounting firm requires that a majority of the votes cast at the Annual Meeting are cast “FOR” ratification.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2026 FISCAL YEAR.

Fees and Services of Independent Registered Public Accounting Firm

The table below summarizes the fees and expenses billed to us by Grant Thornton for the years ended December 31, 2025 and 2024.

Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees	Total
2025	$1,414,000	$850,000	$206,103	$—	$2,470,103
2024	$1,129,500	$450,000	$194,437	$—	$1,773,937

Audit Fees. Audit fees consist of services rendered by an independent registered public accounting firm for the audit of our consolidated financial statements (including tax services performed to fulfill the auditor’s responsibility under generally accepted auditing standards) and our internal control over financial reporting, reviews of the interim financial statements included in Forms 10-Q, the audit of our subsidiary’s financial statements and includes services that generally only an external auditor can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC including registration statements.

Audit-Related Fees. Audit-related fees consist of assurance and related services (e.g., due diligence) by an external auditor that are reasonably related to the audit or review of financial statements, including employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with proposed or consummated acquisitions and initial public offerings, internal control reviews, attest services related to financial reporting that are not required by statute or regulation, and consultation concerning financial accounting and reporting standards.

Tax Fees. Tax fees consist of services rendered by an external auditor for tax compliance, tax consulting and tax planning.

All Other Fees. All other fees are for any other permissible work that is not an Audit, Audit-Related or Tax Fee.

Policy for Approval of Audit and Permitted Non-Audit Services

The Audit Committee is directly responsible for appointing, retaining and terminating, and for determining the compensation of, the Company’s independent registered public accounting firm. Our independent registered public accounting firm reports directly to the Audit Committee. As part of its responsibility, the Audit Committee has established a policy requiring the pre-approval of all audit and permissible non-audit services performed by our independent registered public accounting firm, however, the pre-approval requirement is waived with respect to the provision of non-audit services for the Company if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision. In pre-approving services, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence or if such services would in any way negatively impact the quality of the audit conducted. The Audit Committee pre-approved all services provided by our independent registered public accountants for the years ended December 31, 2025 and 2024.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed with the SEC nor shall this information be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a filing.

Our Audit Committee consists of Chair, Andrew R. Heyer, and members, Avram Friedman and Laura Shapira Karet. The Board has determined that each Audit Committee member is “independent,” as independence for Audit Committee members is defined in the applicable Nasdaq listing standards and rules of the SEC. The Board also determined that all members of the Audit Committee are financially literate, and Mr. Heyer has been designated as an Audit Committee financial expert, as such term is defined in Item 407 of Regulation S-K. Although designated as Audit Committee financial expert, the Audit Committee Chair is not an accountant for the Company nor, under SEC rules, an “expert” for purposes of the liability provisions of the Securities Act or for any other purpose.

The role of the Audit Committee is to (a) oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements; (b) oversee the Company’s compliance with legal and regulatory requirements; (c) oversee the performance of the Company’s internal audit function; (d) take, or recommend that the Board of the Company take, appropriate action to oversee the qualifications, independence and performance of the Company’s independent auditors; (e) prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement; and (f) assist the Board with fulfilling its oversight responsibilities with respect to the Company’s cybersecurity risk management.

The Audit Committee influences the overall tone for quality financial reporting, sound internal controls, and ethical behavior. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, for the appropriateness of the accounting and reporting policies that are used by the Company, and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles, expressing an opinion on the effectiveness of internal control over financial reporting, and for reviewing the Company’s interim consolidated financial statements.

The independent auditors report directly to the Audit Committee. The Audit Committee has the sole authority and responsibility to recommend to the Board the nomination of the independent auditors for approval by the stockholders on an annual basis. The Audit Committee is directly responsible for the appointment, termination, compensation, retention, evaluation and oversight of the work of the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

In 2025, the Audit Committee routinely met and held discussions with management and Grant Thornton, the Company’s independent registered public accounting firm. The Audit Committee discussed with management and Grant Thornton the Company’s audited consolidated financial statements and policies and procedures designed to reduce the likelihood of events of non-compliance with rules and regulations, including discussions of the quality, not just the acceptability, of accounting policies and principles, significant judgments and estimates, system of internal control over financial reporting, and clarity of disclosures, including items reported as Critical Auditing Matters in the report of the independent auditor (if required). The Audit Committee reviewed the annual plan and scope of work to be performed by Grant Thornton, and met outside of the presence of management with Grant Thornton to discuss their audit results, evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. Consistent with the requirements of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, the Audit Committee discussed with Grant Thornton those matters required to be discussed pursuant to PCAOB Auditing Standard 1301, “Communications with Audit Committees,” and the rules of the SEC, and reviewed a letter from Grant Thornton disclosing such matters.

The Audit Committee also discussed with Grant Thornton the firm’s independence from the Company and its management team and received the written disclosures and letter from Grant Thornton pursuant to applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services, if any, with Grant Thornton’s independence.

Based upon the review and discussions described above, the Audit Committee, in accordance with its responsibilities, recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

AUDIT COMMITTEE

Andrew R. Heyer (Chair)

Avram Friedman

Laura Shapira Karet

WHERE TO GET ADDITIONAL INFORMATION

As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other information with the SEC. As an electronic filer, our public filings are maintained on the SEC’s website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is https://www.sec.gov. In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. The address of that website is https://www.arkocorp.com/sec-filings.

COST OF PROXY STATEMENT

We will bear the cost of the solicitation of proxies on behalf of the Board. In addition to the use of the mail, proxies may be solicited by us personally, by telephone, or by similar means. None of our directors, officers, or employees will be specifically compensated for those activities. We do not expect to pay any compensation for the solicitation of proxies. However, we will reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons holding our shares in their names, or in the names of nominees, at approved rates for their reasonable expenses in forwarding proxy materials to beneficial owners of securities held of record by them and obtaining their proxies.

STOCKHOLDER COMMUNICATIONS

General. All interested parties, including stockholders, may communicate with the Company or our Board by letter addressed to ARKO Corp., 8565 Magellan Parkway, Suite 400, Richmond, VA 23227, Attention: Corporate Secretary or by e-mail to Investor Relations, Investors@gpminvestments.com. Interested parties may also communicate with our Board by calling (804) 730-1568. This centralized process assists our Board in reviewing and responding to communications in an appropriate manner. If an interested party would like the letter to be forwarded directly to the Chairman, or if no Chairman is listed, the members of the standing committees of the Board, he or she should so indicate. If no specific direction is indicated, the Secretary of the Company will review the letter and forward it to the appropriate Board member(s).

Submission of Stockholder Proposals and Director Nominations for 2027 Annual Meeting. Pursuant to Rule 14a-8 under the Exchange Act, our stockholders may present proper proposals for inclusion in our proxy statement and form of proxy and for consideration at the next annual meeting by submitting their proposals to us in a timely manner. Any stockholder of the Company who wishes to present a proposal for inclusion in the proxy statement and form of proxy for action at the 2027 Annual Meeting must comply with our Bylaws and the rules and regulations of the SEC, each as then in effect. Such proposals must be mailed to us at our offices at 8565 Magellan Parkway, Suite 400, Richmond, Virginia 23227, Attention: Secretary. Under the rules of the SEC, any stockholder proposal intended to be presented at the 2027 Annual Meeting must be received no later than December 21, 2026 in order to be considered for inclusion in our proxy statement and form of proxy relating to such meeting. Under our Bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. In order to be timely, we must receive notice of your intention to introduce a nomination or propose an item of business at our 2027 Annual Meeting between February 4, 2027 and March 6, 2027. If we change the date of our 2027 Annual Meeting by more than thirty days before, or more than sixty days after, the one-year anniversary of the Annual Meeting, then the written notice of a stockholder proposal that is not intended to be included in our proxy statement pursuant to Rule 14a-8 must be delivered, or mailed and received, not earlier than the close of business on the 120th day before the 2027 Annual Meeting and not later than the 90th day prior to our 2027 Annual Meeting or, if later, the tenth day following the day on which we first publicly announce the date of the 2027 Annual Meeting. The public announcement of an adjournment or postponement of the 2027 Annual Meeting does not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this proxy statement. You are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominees.

In addition, for stockholder nominees for directors to be considered timely for inclusion on a universal proxy card pursuant to Rule 14a-19 under the Exchange Act, stockholders must provide notice to us no later than April 5, 2027, containing the information required by Rule 14a-19 under the Exchange Act; however, Rule 14a-19’s notice requirement does not override or supersede the longer notice period established by our Bylaws, and the longer time period contained in our Bylaws controls.

If a stockholder notifies us of an intent to present a proposal at the 2027 Annual Meeting at any time after March 6, 2027 (and for any reason the proposal is voted on at that meeting), it will be considered untimely and our proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in our proxy materials.

OTHER BUSINESS

The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named as proxies will vote in their discretion as they may deem appropriate.

By order of the Board of Directors,

MAURY BRICKS
General Counsel and Secretary

April 20, 2026

ARKO | GPM

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VOTE BY INTERNET

Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 3, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ARKO2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 3, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V91698-P50668

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARKO CORP.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect Sherman K. Edmiston III, Yona Fogel, Avram Friedman, Andrew R. Heyer, Laura Shapira Karet and Arie Kotler as directors until the Annual Meeting of Stockholders in 2027 or until their respective successors are duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Sherman K. Edmiston III
02) Yona Fogel
03) Avram Friedman
04) Andrew R. Heyer
05) Laura Shapira Karet
06) Arie Kotler

The Board of Directors recommends you vote FOR the following proposals:

NOTE: In the proxies' discretion, the proxies are authorized to vote on any other matters, which may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD'S RECOMMENDATIONS.

The undersigned hereby acknowledges receipt of (i) the Company's 2025 Annual Report to Stockholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated April 20, 2026.

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] | Date

Signature (Joint Owners) | Date

V91699-P50668

PROXY

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Maury Bricks and Galagher Jeff and each of them, as proxies and true and lawful attorneys and agents for and in the name of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all shares of common stock, par value $0.0001, of ARKO Corp., a Delaware corporation (the "Company"), in the manner set forth on the reverse side. The undersigned is entitled to vote at the 2026 Annual Meeting of Stockholders of the Company to be held via a live webcast over the Internet on June 4, 2026, beginning at 10:00 a.m., Eastern Time, and at any and all adjournments or postponements thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and any other matter that may properly come before the meeting.

PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE OR VOTE BY INTERNET OR TELEPHONE AS INSTRUCTED.

When this proxy is properly executed, the votes entitled to be cast by the undersigned stockholder will be cast in the manner directed on the reverse side. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned stockholder will be cast "FOR" each of the persons nominated by our Board of Directors, "FOR" Proposal 2 and "FOR" Proposal 3. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter, to the extent permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended. At the present time, except as described in the accompanying Proxy Statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting.

Continued and to be signed on reverse side